As filed with the Securities and Exchange Commission on February 3, 2025
Registration No. 333-270493

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM F-1 ON FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMBIPAR EMERGENCY RESPONSE
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Avenida Angélica, nº 2346, 5th Floor
São Paulo, SP — Brazil, 01228-200
Tel: +55 (11) 3429-5000
(Address and Telephone Number of Registrant’s Principal Executive Offices)
c/o Capitol Services, Inc. 1218 Central Ave Ste 100
Albany, NY 12205
Tel: (808) 345-4647
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Grenfel S. Calheiros, Esq.
Simpson Thacher & Bartlett LLP
Av. Presidente Juscelino Kubitschek 1455, 12th floor
São Paulo, SP, Brazil, 04543-011 Tel: +55 11-3546 1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On March 13, 2023, Ambipar Emergency Response (the “Registrant”) initially filed a registration statement on Form F-1 (File No. 333-270493), as amended and supplemented from time to time (the “Prior Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).
On March 30, 2023, the Registrant filed amendment No. 1 on Form F-1 to the registration statement to update certain other information contained in the registration statement, which was declared effective by the SEC on August 25, 2023.
On August 4, 2023, the Registrant filed post-effective amendment No. 2 on Form F-1 to the registration statement to update certain other information contained in the registration statement, which was declared effective by the SEC on August 25, 2023.
On August 28, 2023, the Registrant filed prospectus supplement No. 1 on Form F-1 to the registration statement to update certain other information contained in the registration statement.
On October 10, 2023, the Registrant filed prospectus supplement No. 2 on Form F-1 to the registration statement to update certain other information contained in the registration statement.
On December 18, 2023, the Registrant filed prospectus supplement No. 3 on Form F-1 to the registration statement to update, amend and supplement the information included in the Prospectus with the information contained in our Report on Form 6-K, furnished to the SEC on December 15, 2023.
On May 16, 2024, the Registrant filed prospectus supplement No. 4 on Form F-1 to the registration statement to amend and supplement the information included in the Prior Registration Statement with the information contained in our Report on Form 6-K, furnished to the SEC on May 16, 2024.
The Registrant is filing this post-effective amendment No. 3 to Form F-1 on Form F-3 (“Post-Effective Amendment No. 3”) to (i) convert the prior registration statement on Form F-1 into a registration statement on Form F-3 and (ii) include information contained in the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 and to update certain other information contained in the registration statement.
No additional securities are being registered by this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the registration statement on Form F-1.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated February 3, 2025
PRELIMINARY PROSPECTUS
Ambipar Emergency Response
Primary Offering of
16,044,207 Class A Ordinary Shares
Secondary Offering of
18,599,424 Class A Ordinary Shares
3,394,207 Warrants to Purchase Class A Ordinary Shares
This prospectus relates to the issuance from time to time by Ambipar Emergency Response, a Cayman Islands exempted company (the “Company”), of up to 16,044,207 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), comprising:
(i)up to 12,650,000 Class A Ordinary Shares that are issuable upon the exercise of 12,650,000 outstanding warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share, which were issued on March 3, 2023 (the “Closing Date”) by conversion, on a one-for-one basis, of the public warrants of HPX Corp. (“HPX”) to purchase Class A ordinary shares of HPX, par value $0.0001 per share (the “HPX Class A Ordinary Shares”) that were issued as part of the HPX’s units, at a price of $10.00 per unit, in connection with the initial public offering of HPX (the “HPX IPO”), and previously registered (the “Public Warrants”);
(ii)up to 676,707 Class A Ordinary Shares that are issuable upon the exercise of 676,707 outstanding warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share, which were issued to HPX Capital Partners LLC (the “Sponsor”) on the Closing Date, by conversion, on a one-for-one basis, of the private warrants of HPX (the “HPX Private Warrants”) to purchase HPX Class A Ordinary Shares (the “Sponsor Warrants”). The Sponsor acquired the 676,707 HPX Private Warrants from HPX in the Sponsor Recapitalization (as defined herein), in exchange for 7,060,000 HPX Private Warrants that were initially purchased by the Sponsor in a private placement concurrent with the HPX IPO at a price of $1.00 per warrant. The Sponsor Warrants are subject to lock-up restrictions under the Investor Rights Agreement (as defined herein); and
(iii)up to 2,717,500 Class A Ordinary Shares that are issuable upon the exercise of 2,717,500 outstanding warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share, which were issued in a private placement, on the Closing Date, to (a) Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior (“Opportunity Agro Fund”) and certain other investors (such investors, together with Opportunity Agro Fund, the “PIPE Investors”) in consideration of their subscription commitments under their respective Subscription Agreements (as defined herein) in connection with the PIPE Financing (as defined herein) (the “PIPE Warrants”), and (b) certain shareholders (the “Non-Redeeming Shareholders”) who entered into non-redemption agreements with us and HPX (the “Non-Redemption Agreements”) in consideration of their respective agreements not to redeem shares pursuant to such Non-Redemption Agreements (the “Non-Redeeming Shareholder Warrants” and, together with the PIPE Warrants, the “Investors’ Warrants”).
This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named herein, or their pledgees, donees, transferees, assignees or other successors-in-interest that receive any of the securities being registered hereunder as a gift, distribution, or other non-sale related transfer (collectively, the “Selling Securityholders”), of up to:
(i)18,599,424 Class A Ordinary Shares, comprising:
(a)up to 1,896,100 Class A Ordinary Shares issued to the Sponsor and certain affiliates in exchange for HPX Class A Ordinary Shares issued as part of the Sponsor Recapitalization, on a one-for-one basis (the “Sponsor Shares”). The Sponsor and its affiliates acquired the HPX Class A Ordinary Shares in the Sponsor Recapitalization in exchange for 6,305,000 Class B ordinary shares of HPX, par value $0.0001 per share (the “Founder Shares”). Such Founder Shares were initially purchased by the Sponsor and its affiliates in a private placement prior to the HPX IPO at a purchase price equivalent to approximately $0.004 per share. The Class A Ordinary Shares held by the Sponsor and its affiliates are subject to lock-up restrictions under the Investor Rights Agreement;
(b)up to 13,200 Class A Ordinary Shares issued to the Non-Redeeming Shareholders in a private placement, on the Closing Date, at a value of $10.00 per share, in consideration of their respective agreements not to redeem shares pursuant to their respective Non-Redemption Agreements (the “Non-Redeeming Shareholder Shares”);
(c)up to 13,275,917 Class A Ordinary Shares issued to the PIPE Investors in a private placement, on the Closing Date, under the PIPE Financing consummated in connection with the Business Combination (as defined herein), at a price of $10.00 per share and an effective price of $8.47 per share for Opportunity Agro Fund and $9.58 per share for the other PIPE Investors, including 1,873,800 Class A Ordinary Shares issued to the PIPE Investors in consideration of their subscription commitments under their respective Subscription Agreements (the “PIPE Shares”);
(d)up to 676,707 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants;
(e)up to 2,717,500 Class A Ordinary Shares issuable upon the exercise of the Investors’ Warrants; and
(f)up to 20,000 Class A Ordinary Shares issued to Mr. Rafael Salvador Grisolia in a private placement on March 29, 2023, for no consideration, to settle 20,000 restricted stock units of the Company that were held by Mr. Grisolia (the “RSU Shares”). The RSU Shares are subject to lock-up restrictions under the Investor Rights Agreement; and
(ii)3,394,207 Warrants, comprising:
(a)up to 676,707 Sponsor Warrants; and

(b)up to 2,717,500 Investors’ Warrants.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale by the Selling Securityholders of the securities being registered hereunder. With respect to the Class A Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $186.1 million. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Class A Ordinary Shares, the last reported sales price for which was $5.00 per share on January 31, 2025.
Subject to the terms and conditions of the Warrant Agreement, each Warrant is exercisable for one Class A Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Class A Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on March 3, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), NYSE American listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities, as described in the section entitled “Plan of Distribution.”
Due to the significant number of HPX Class A Ordinary Shares that were redeemed in connection with the Business Combination, the number of Class A Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed the remaining public float. Furthermore, the 18,599,424 Class A Ordinary Shares being registered for sale in this prospectus (including Class A Ordinary Shares underlying Warrants) exceed the total number of outstanding Class A Ordinary Shares (16,195,105 outstanding Class A Ordinary Shares as of January 31, 2025, prior to any exercise of the Warrants). On a fully diluted basis (assuming and after giving effect to the issuance of Class A Ordinary Shares upon exercise of all outstanding Warrants), the Class A Ordinary Shares being registered for resale in this prospectus represent approximately 53.5% of our total issued and outstanding Class A Ordinary Shares, with the Class A Ordinary Shares beneficially owned by Opportunity Agro Fund representing 40.5% of our total issued outstanding Class A Ordinary Shares on a fully diluted basis. The Selling Securityholders will have the ability to sell all of their Class A Ordinary Shares pursuant to the registration statement of which this prospectus forms a part for so long as it is available for use. Given the substantial number of Class A Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Class A Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Class A Ordinary Shares intend to sell Class A Ordinary Shares, particularly Opportunity Agro Fund, could increase the volatility or result in a significant decline of the market price of our Class A Ordinary Shares and could make it more difficult for our shareholders to sell their Class A Ordinary Shares at such times and at such prices as they deem desirable. Despite such a decline in price, certain Selling Securityholders may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which its shares were purchased. While these Selling Securityholders may, on average, experience a positive rate of return based on the current market price, public securityholders may not experience a similar rate of return on the securities they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our Class A Ordinary Shares and Warrants are listed on the NYSE American LLC (the “NYSE American”) under the trading symbols “AMBI” and “AMBI.WS”. On January 31, 2025, the closing price for our Class A Ordinary Shares on NYSE American was $5.00 per share and the closing price for our Warrants on NYSE American was $0.26 per warrant.
We are a an “emerging growth company” under applicable U.S. federal securities laws and, as such, are eligible for certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Implications of Being a Foreign Private Issuer and a Controlled Company.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and the other information included in or incorporated by reference in the prospectus and applicable prospectus supplements for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2025.

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement or amendment, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf’ registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
Information on our website is not included or incorporated by reference in this prospectus.
We will not receive any proceeds from the sale of Ordinary Shares to be offered by the Selling Securityholders. We will bear our costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information’ and “Incorporation of Certain Documents by Reference.” We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus.
No offer of these securities will be made in any jurisdiction where the offer is not permitted.
Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Ambipar Emergency Response and its subsidiaries and consolidated affiliated entities, which prior to the Business Combination was the business of Emergência Participações S.A. and its subsidiaries and consolidated affiliated entities. References to “Emergencia” mean Emergência Participações S.A. and its consolidated subsidiaries and consolidated affiliated entities. Unless the context requires otherwise, all references to “our financial statements” mean the audited Consolidated Financial Statements of Ambipar Emergency Response included herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede earlier information.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.
We incorporate by reference in this prospectus the following information:
• our annual report on Form 20-F for the fiscal year ended December 31, 2023, originally filed with the SEC on May 13, 2024 (“2023 20-F”);
• exhibit 99.1 to our report on Form 6-K, furnished to the SEC on May 23, 2024;
• exhibit 99.1 to our report on Form 6-K, furnished to the SEC on September 19, 2024;
• exhibit 99.1 to our report on Form 6-K, furnished to the SEC on October 23, 2024;
• exhibit 99.1 to our report on Form 6-K, furnished to the SEC on January 31, 2025;
• exhibit 99.2 to our report on Form 6-K, furnished to the SEC on January 31, 2025;
• the description of Ordinary Shares contained in our registration statement on Form 8-A filed on March 3, 2023 pursuant to Section 12 of the Securities, together with all amendments and reports filed for the purpose of updating that description;
• any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
• any future reports on Form 6-K (or portions thereof) that we furnish to the SEC after the date of this prospectus only to the extent that such reports expressly state that they are (or such portions are) incorporated by reference in this prospectus.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on those documents.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to Ambipar Emergency Response, Avenida Angélica, 2346, 5th Floor, São Paulo, São Paulo, Brazil, 01228-200, Tel. +55 (11) 3429-5000.
We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement of which this prospectus forms a part, over the internet at the SEC’s website at www.sec.gov and at our website at https://ir-response.ambipar.com/.

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires in this prospectus:
“Ambipar” means Ambipar Participações e Empreendimentos S.A., a sociedade anônima organized under the laws of Brazil.
“Ambipar Group” means, collectively, Ambipar and all of its subsidiaries.
“Ambipar Subscription Agreement” means the subscription agreement dated as of July 5, 2022, by and among Ambipar, the Company and HPX.
“Ambipar USA” means Ambipar Holding USA, Inc., a Delaware corporation and our wholly owned subsidiary.
“Articles” means our amended and restated memorandum and articles of association.
“B3” means B3 S.A. — Brasil, Bolsa, Balcão, the Brazilian stock exchange.
“BDO” means BDO RCS Auditores Independentes SS Ltda., the Company’s independent registered public accounting firm.
“Board” means the board of directors of the Company.
“Brazil” means the Federative Republic of Brazil.
“Brazilian government” means the federal government of Brazil.
“Business Combination” means the Mergers and the other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing.
“Business Combination Agreement” means the Business Combination Agreement, dated as of July 5, 2022, as may be amended, supplemented, or otherwise modified from time to time, by and among HPX, the Company, Merger Sub, Emergencia and Ambipar.
“Carey Olsen” means Carey Olsen Cayman Limited.
“Central Bank” means the Banco Central do Brasil, the Brazilian Central Bank.
“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of the Company.
“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of the Company, which carry voting rights in the form of 10 votes per share of the Company.
“Closing” means the consummation of the Business Combination.
“Closing Date” means March 3, 2023, the day of the Closing.
“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Company” means Ambipar Emergency Response, a Cayman Islands exempted company.
“Constellation Funds” means, collectively, Constellation Master Fundo de Investimento de Ações, Constellation Qualificado Master Fundo de Investimento de Ações and Const Brazil US Fund LP.
“Cygnus” means Cygnus Fund Icon.
“Cygnus Subscription Agreement” means the Subscription Agreement, dated December 8, 2022, entered into by and among HPX, the Company and Cygnus.

“Debentures” means, collectively, the debentures issued under the First Issuance of Debentures and the Second Issuance of Debentures.
“DTC” means the Depository Trust Company.
“Emergencia” means Emergência Participações S.A., a sociedade anônima organized under the laws of Brazil.
“EU” means the European Union.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FINRA” means the Financial Industry Regulatory Authority.
“First Deed of Debentures” means the deed of debentures governing the First Issuance of Debentures, dated as of February 11, 2022, entered into by and among Emergencia, Oliveira Trust Distribuidora de Títulos e Valores Mobiliários, as trustee, and Ambipar and Environmental ESG Participações S.A., as guarantors.
“First Issuance of Debentures” means the issuance by Emergencia, on February 15, 2022, of an aggregate principal amount of R$335.5 million in a single series of 335,500 unsecured, non-convertible debentures due February 15, 2028, pursuant to the First Deed of Debentures.
“First Merger” means the merger of HPX with and into the Company pursuant to the Business Combination Agreement, with the Company as the surviving entity.
“Founder Shares” means the Class B ordinary shares of HPX, par value $0.0001 per share.
“Gannett Peek” means Gannett Peek Ltd. (represented by Baraterre Limited and Tarpumbay Limited). “Genome” means Genome Fund Inc.
“HPX” means HPX Corp., a Cayman Island exempted company.
“HPX Class A Ordinary Shares” means HPX’s Class A ordinary shares, par value $0.0001 per share. “HPX Extraordinary General Meeting” means the extraordinary general meeting of shareholders of
HPX held on February 28, 2023 to approve the Business Combination.
“HPX IPO” means HPX’s initial public offering of units, consummated on July 20, 2020.
“HPX Private Warrants” means the warrants to purchase HPX Class A Ordinary Shares issued by HPX and held by the Sponsor, that were outstanding immediately prior to the First Effective Time.
“Initial Extension” means the initial extension of the deadline by which HPX should complete its initial business combination from July 20, 2022 to November 20, 2022
“Insiders” means HPX’s independent directors prior to the Business Combination, Mr. Marcos Vinicius Bernardes Peigo, Mr. Wolney Edirley Gonçalves Betiol and Ms. Maria Salete Garcia Pinheiro.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of July 5, 2022, by and among the Company, the Sponsor, Ambipar, the Insiders and Rafael Salvador Grisolia.
“Investors’ Warrants” means the PIPE Warrants and the Non-Redeeming Shareholder Warrants. “IRS” means the Internal Revenue Service for the United States federal government.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“management” or our “management team” means the officers of the Company.
“Merger Sub” means Ambipar Merger Sub, an exempted company incorporated with limited liability in the Cayman Islands.
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“Mergers” means the First Merger and Second Merger.
“Non-Redeeming Shareholder Shares” means the 13,200 Class A Ordinary Shares issued to the Non-Redeeming Shareholders in a private placement, on the Closing Date, in consideration of their respective agreements not to redeem shares pursuant to their respective Non-Redemption Agreements.
“Non-Redeeming Shareholder Warrants” means the 210,793 Warrants issued in a private placement, on the Closing Date, to the Non-Redeeming Shareholders in consideration of their respective agreements not to redeem shares pursuant to the Non-Redemption Agreements.
“Non-Redeeming Shareholders” means Genome, Gannett Peek and the XP Non-Redeeming Shareholder.
“Non-Redemption Agreements” means (i) in the case of Genome and Gannett Peek, certain shareholder non-redemption agreements, dated as of July 5, 2022, as amended from time to time by HPX, the Company and such Non-Redeeming Shareholders, under which, among other things, such Non-Redeeming Shareholders have agreed to vote in favor of any extension of the deadline for HPX to complete its initial business combination and the transactions contemplated in the Business Combination Agreement for which the approval of HPX shareholders is required and agreed not to redeem or exercise any right to redeem any HPX Class A Ordinary Shares that such shareholder holds of record or beneficially, and (ii) in the case of the XP Non-Redeeming Shareholder, the XP Non-Redemption Agreement.
“NYSE American” means NYSE American LLC.
“Omnibus Incentive Plan” means the 2023 omnibus equity incentive plan of the Company.
“Opportunity Agro Fund” means Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior.
“Opportunity Subscription Agreement” means the subscription agreement entered into by and between Opportunity Agro Fund, the Company and HPX, dated as of July 5, 2022.
“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares, collectively. “Original PIPE Investors” means the PIPE Investors other than Cygnus.
“Original Subscription Agreements” means the subscription agreements, dated as of July 5, 2022, entered into by HPX, the Company and each of the Original PIPE Investors in connection with the PIPE Financing, including the Opportunity Subscription Agreement.
“PCAOB” means the Public Company Accounting Oversight Board.
“PFIC” means passive foreign investment company as defined in the Internal Revenue Code of 1986, as amended.
“PIPE Financing” means the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors have collectively committed to subscribe for and purchase an aggregate of 11,150,000 Class A Ordinary Shares on the terms and conditions otherwise described in this prospectus.
“PIPE Investors” means the investors (including Opportunity Agro Fund and Cygnus) participating in the PIPE Financing, collectively.
“PIPE Shares” means the 13,275,917 Class A Ordinary Shares issued to the PIPE Investors in a private placement, on the Closing Date, under the PIPE Financing consummated in connection with the Business Combination, including 1,873,800 Class A Ordinary Shares issued to the PIPE Investors in consideration of their subscription commitments under their respective Subscription Agreements.
“PIPE Warrants” means the 2,642,500 Warrants issued in a private placement, on the Closing Date, to the PIPE Investors in consideration of their subscription commitments under their respective Subscription Agreements in connection with the PIPE Financing.

“Private Warrants” means the Warrants issued to the Sponsor on a private placement basis in exchange for the HPX Private Warrants, which may be held by the Sponsor or any permitted transferees (as defined in the Warrant Agreement), and which are subject to certain particular terms and provisions with respect to their transfer and redemption, as described in “Description of Securities — Warrants — Private Warrants.”
“Public Warrants” means the outstanding and unexercised Warrants originally issued as public warrants of HPX in the HPX IPO and converted into Warrants in connection with the Business Combination.
“real,” “reais” or “R$” means Brazilian real, the official currency of Brazil.
“Restricted Stock Units” means the 20,000 restricted stock units of the Company that were held by Rafael Salvador Grisolia at Closing pursuant to a certain amended and restated director restricted stock unit award agreement dated as of July 5, 2022 in connection with the consummation of the transactions contemplated by the Business Combination Agreement. Such Restricted Stock Units vested at Closing and were settled through the issuance of 20,000 Class A Ordinary Shares on March 29, 2023.
“Rule 144” means Rule 144 under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Second Deed of Debentures” means the deed of debentures governing the Second Issuance of Debentures, dated as of September 16, 2022, entered into by and among Emergencia, Oliveira Trust Distribuidora de Títulos e Valores Mobiliários, as trustee, and Ambipar, as guarantor.
“Second Extension” means the second extension of the deadline by which HPX should complete its initial business combination from November 20, 2022 to March 31, 2023.
“Second Issuance of Debentures” means the issuance by Emergencia, on September 20, 2022, of an aggregate principal amount of R$250.0 million in a single series of 250,000 unsecured, non-convertible debentures due September 20, 2028, pursuant to the Second Deed of Debentures.
“Second Merger” means the merger of Merger Sub with and into the Company pursuant to the Business Combination Agreement, with the Company as the surviving entity.
“Second Redemption” means the redemption of 3,650,973 HPX Class A Ordinary Shares in connection with the approval of the Second Extension by the HPX extraordinary general meeting of shareholders held on November 3, 2022.
“Securities” means the Ordinary Shares and the Warrants.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Selling Securityholders” means the persons listed in the table included in the section entitled “Selling Securityholders,” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the securities being registered under the registration statement of which this prospectus forms part after the date of this prospectus.
“Sponsor” means HPX Capital Partners LLC, a Delaware limited liability company.
“Sponsor Letter Agreement” means the letter agreement, dated as of July 5, 2022, by and among the Sponsor, HPX, the Company, Ambipar and the Insiders, pursuant to which, among other things, the Sponsor and the Insiders agreed to effectuate the Sponsor Recapitalization, vote all of their Founder Shares in favor of the Business Combination, the related transactions contemplated pursuant thereto and any extension of the deadline for HPX to complete its initial business combination and to take certain other actions in support of the Business Combination Agreement and related transactions and any extension.

“Sponsor Recapitalization” means, pursuant to the Sponsor Letter Agreement and immediately prior to the consummation of the First Merger, the exchange and conversion of (i) 6,245,000 Founder Shares held by the Sponsor for 1,836,100 HPX Class A Ordinary Shares, (ii) 7,060,000 HPX Private Warrants held by the Sponsor for 676,707 HPX Private Warrants, and (iii) 60,000 Founder Shares held by the Insiders (20,000 held by each) for an equal number of HPX Class A Ordinary Shares.
“Sponsor Shares” means the 1,896,100 Class A Ordinary Shares issued to the Sponsor and certain affiliates in exchange for HPX Class A Ordinary Shares issued as part of the Sponsor Recapitalization, on a one-for-one basis.
“Sponsor Warrants” means the 676,707 outstanding Private Warrants held by the Sponsor. “Subscription Agreements” mean, collectively, the Original Subscription Agreements and the Cygnus Subscription Agreement.
“U.S. dollars,” “US$” and “$” means United States dollars, the legal currency of the United States. “U.S. GAAP” means United States generally accepted accounting principles.
“Warrant Agreement” means the warrant agreement dated as of July 15, 2020, governing the outstanding Warrants.
“Warrants” means the warrants issued by the Company, each entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share.
“XP Non-Redeeming Shareholder” means Trend HPX SPAC FIA IE, represented by its investment manager XP Allocation Asset Management Ltda.
“XP Non-Redemption Agreement” means a certain non-redemption agreement, dated as of July 5, 2022, by HPX, the Company and the XP Non-Redeeming Shareholder, pursuant to which, among other things, (i) the XP Non-Redeeming Shareholder agreed to vote in favor and not to redeem or exercise any right to redeem any HPX Class A Ordinary Shares of which it is the record and beneficial owner in connection with any extension of the deadline for HPX to complete its initial business combination sought on or prior to July 15, 2022 and (ii) the Company agreed to issue to the XP Non-Redeeming Shareholder one fourth of a Warrant and 0.044 Class A Ordinary Share, in each case on or promptly following the Closing, in each case per HPX Class A Ordinary Share (x) held by the XP Non-Redeeming Shareholder at the HPX Extraordinary General Meeting, (y) voted by the XP Non-Redeeming Shareholder in favor of the transactions contemplated in the Business Combination Agreement for which the approval of HPX shareholders is required and (z) not redeemed by the XP Non-Redeeming Shareholder at the HPX Extraordinary General Meeting. The XP Non-Redeeming Shareholder did not commit not to redeem its HPX Class A Ordinary Shares in connection with the Business Combination and it retained the right to redeem all such shares at its option.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement, and the documents referred to in “Where You Can Find More Information ” and “Incorporation of Certain Documents by Reference, ” including the information set forth in the section titled “Risk Factors” in this prospectus and any related prospectus supplement, in their entirety before making an investment decision.
Our Company
We are a leading environmental, emergency response and industrial field service provider in Brazil with presence in more than 40 countries in Latin America, North America, Europe, Africa, Antarctica, Asia and Oceania as of December 31, 2023. Through our international platform, our sophisticated special equipment and our highly qualified personnel, we provide our customers with a full suite of environmental services organized around prevention, training and emergency response on all transportation modes. Our portfolio includes a broad variety of services such as environmental remediation, industrial field services, industrial cleaning of chemical and non-chemical products and of hazardous and non-hazardous waste, consulting services focused on accident prevention and environmental licensing. We believe we are pioneers in offering several environmental and industrial field services across the value chain, in addition to being a market leader for innovation and the use of cutting-edge environmental technologies.
Our diversified customer base of over 11,000 customers as of December 31, 2023 ranges from local to blue chip and multinational companies operating in a wide range of industries, including chemicals, pulp and paper, mining, oil and gas, logistics, power, steel, meatpacking and cement, among others. Our broad and recurrent portfolio includes services contracted through our subscription model, such as emergency response services for highway accidents, industrial chemical spills and dry port emergencies, as well as services contracted through spot agreements, such as gas decommissioning, industrial silo cleaning and underground gas tanking cleaning.
We started our environmental emergencies operations in 2008 as part of the broader Ambipar Group founded in 1995 by Mr. Tercio Borlenghi Junior, chairman of our Board and our indirect controlling shareholder. Over the years, we have focused on building a fully integrated platform in Latin America by applying a strategy of increasing our reach, market share and complementary services through strategic acquisitions, including the acquisitions of SOS COTEC in 2011, Suatrans Brazil and a stake in Suatrans Chile in 2012, and WGRA in 2018. In 2021, we acquired Ambipar Response ES S.A. (formerly known as Controlpar Participações S.A.), thereby improving our portfolio of accident prevention services. In 2022, we have completed six acquisitions in Brazil that expanded the breadth of our services offering, including Dracares Apoio Marítimo e Portuário Ltda, which strengthened our oil spill operations; Flyone Serviço Aéreo Especializado, Comércio e Serviços Ltda., through which we began our activities of fighting wildfires through aircrafts; and CTA Serviços em Meio Ambiente Ltda., through which we act in the rescue of animals and recovery of flora impacted by oil spills.
In 2018, we started our international expansion with the acquisition of Braemar Response Ltd., a British company founded in 1948 with extensive experience in responding to environmental emergencies, responding to our customers’ demand in Europe. In 2020, we acquired Allied International Emergency, LLC in the United States, which provides emergency response, environmental remediation and industrial services. In addition to that acquisition, since 2020, we have completed seven other acquisitions in the United States, including the acquisition of Witt O’Brien’s, LLC, six in Canada (including our recent acquisition of Ridgeline Canada Inc. in August 2022), two in Europe and two in Latin America (including the consolidation of our control of Suatrans Chile).
In 2022, we executed more than 37,000 service deliveries to our customers. We organize our services within three categories: (i) emergency response and industrial field services; (ii) consulting services focused on accident prevention and environmental licensing; and (iii) training services.

In 2023, the Company managed its business with a focus on organic growth as the main guideline, increase cash generation, deleveraging, and focus on efficiency and integration of processes and acquired companies.
Summary of Risk Factors
Investing in our securities entails a high degree of risk. You should carefully consider such risks before deciding to invest in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information—D. Risk Factors” in 2023 Form 20-F, which is incorporated herein by reference.
•Our inorganic growth strategy, including through international expansion, subjects us to a variety of risks that could adversely affect our operations and revenues.
•We may face successor liability for contingencies and damages arising from our acquisitions that have not been identified prior to the relevant acquisition and may not be sufficiently indemnified under the terms of the applicable acquisition agreement.
•Competition in the acquisition targets and consolidation in our sector may limit our ability to grow through acquisitions.
•Ability to implement our inorganic growth strategy and realize the expected benefits from recent or potential future acquisitions. We may not realize the expected benefits from recent or potential future acquisitions or may incur significant expenses in connection therewith, which could adversely affect our results of operations and financial condition.
•The use of cash and significant indebtedness in connection with financing acquisitions could adversely impact our liquidity, limit our flexibility to respond to other business opportunities and increase our vulnerability to adverse economic and operating conditions.
•We may be unable to comply with the financial and operating covenants set forth in the deeds governing our Debentures and certain financing agreement.
•Difficulties in managing our liquidity risk may adversely affect our financial and operating performance and limit our growth.
•We may not be able to raise sufficient funds to implement our business plan, renew our existing lines of credit or access new financing facilities on attractive terms or at all, which could have a material adverse effect on us.
•Our emergency response services are subject to operational and security risks, including handling of hazardous substances, and any accidents that occur during the performance of our services may expose us to significant civil, labor, environmental and criminal liabilities and adversely affect our business, results of operations, financial condition and reputation.
•Our market is highly competitive. Failure to compete successfully could have a material adverse effect on our business, financial condition and results of operations.
•Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.
•We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability including the consequences of the 2022 presidential elections in Brazil and the impacts of the ongoing conflicts between Russia and Ukraine and Hamas and Israel in the Gaza Strip, which could limit our ability to grow our business and expand to new countries.
•We, our subsidiaries, affiliates, direct and indirect controlling shareholders and members of our management, or companies with which management has been involved with in the past, have been in the past and may in the future be subject to legal, administrative or arbitration disputes or investigations. Any disputes or investigations may adversely affect our results of operations, financial condition and reputation.
•Losses not covered by insurance policies or that exceed the respective indemnity limits, as well as failure to renew insurance policies under conditions favorable to us, may have an adverse effect on our business.
•We may not be successful in renewing strategic lease agreements or at terms and conditions favorable to us.
•Breaches of, or significant interruptions to, our information technology systems and those of our third-party service providers or breaches of data security could adversely affect our business, reputation and financial condition.
•We are subject to risks associated with non-compliance with the Brazilian Data Protection Law, EU’s General Data Protection Regulation, and similar legislation of other countries that impose obligations in connection with the collection, storage, use, processing, disclosure, protection, transmission, retention and disposal of personal, sensitive, regulated or confidential data.
•Potential difficulties in retaining our current management team and other key employees and independent contractors, including highly skilled technical experts.
•In preparing our financial statements, we previously identified material weaknesses in our internal control over financial reporting and, if we fail to remediate such material weaknesses (and any other ones) or implement and maintain effective internal controls over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.
•Our international presence subjects us to a variety of risks arising from doing business internationally.
•Governments have a high degree of influence in the economies of emerging markets where we operate, which could adversely affect our results of operations.
•The market price and trading volume of our securities have been and may continue to be extremely volatile and could decline significantly.
•A “short squeeze” due to a sudden increase in demand for our Class A Ordinary Shares that largely exceeds supply may lead to extreme price volatility in our Class A Ordinary Shares.
•Subject to the terms and conditions of the Warrant Agreement, our Warrants are exercisable for our Class A Ordinary Shares, which may increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
•We may issue additional Class A Ordinary Shares from time to time, including under our Omnibus Incentive Plan or in connection with equity or convertible debt offerings to finance our growth and implementation of our business strategy. Any such issuances would dilute the interest of our shareholders and likely present other risks.
•Our controlling shareholder may take actions which are not necessarily in our interest or in the interest of our other shareholders.
•Substantial future sales, or the perception of future sales, of our Securities could cause the market price of our Securities to decline, even if our business is doing well.
•We depend on our shareholder Ambipar for many support services, certain of which are provided only on a transitional basis while others may be provided for the foreseeable future on arms-length terms.
•The dual class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

•We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making their Warrants worthless.
•Our management has the ability to require holders of our Warrants to exercise such Warrants on a cashless basis which would cause holders to receive fewer ordinary shares upon their exercise of the Warrants than they would have received had they been able to exercise their Warrants for cash.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” and are not required to, among other things, (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the closing of the Business Combination or (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) we are deemed to be a large accelerated filer, which means that the market value of our Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30th, or (y) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Implications of Being a Foreign Private Issuer and a Controlled Company
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
We intend to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules of which were adopted by the SEC and the NYSE American as listing standards and requirements. Under the NYSE American’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions and the NYSE American permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE American. See “Risk Factors — Risks Relating to our Securities — As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of our securities” in 2023 Form 20-F, which is incorporated herein by reference.
In addition, for purposes of the rules of the NYSE American, we are a “controlled company,” which are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Ambipar holds all of our outstanding Class B Ordinary Shares, which gives Ambipar control of the voting power of all our outstanding Class B Ordinary Shares and approximately 96.0% of our voting power. Accordingly, we are eligible to take advantage of certain exemptions from certain NYSE American corporate governance standards.
Under these rules, a controlled company may elect not to comply with certain corporate governance requirements, including:
•the requirement that a majority of its board of directors consist of independent directors;
•the requirement that the nominating and corporate governance committee is composed entirely of independent directors; and
•the requirement that the compensation committee is composed entirely of independent directors.
Currently, we do not plan to utilize the exemptions available for controlled companies, but we are relying on the exemptions available for “foreign private issuers” described above to follow our home country governance practices instead. If we cease to be a foreign private issuer or if we cannot rely on our home country governance practice exemption for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to all of the NYSE American corporate governance requirements. See “Risk Factors — Risks Relating to our Securities — We are a “controlled company” within the meaning of the rules of the NYSE American. As a result, we qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies” in 2023 Form 20-F, which is incorporated herein by reference.
Corporate Information
We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Prior to the Business Combination, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.
The mailing address of our principal executive office is Avenida Angélica, 2346, 5th Floor, São Paulo, São Paulo, Brazil, 01228-200 and our telephone number is +55 (11) 3429-5000. Our website is https://ir.response.ambipar.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.
Our agent for service of process in the United States is Capitol Services, Inc, 1218 Central Ave Ste 100, Albany, New York, 12205.

THE OFFERING

Issuer	Ambipar Emergency Response
Class A Ordinary Shares being offered by us.
up to 16,044,207 Class A Ordinary Shares, comprising:
(i) up to 12,650,000 Class A Ordinary Shares issuable upon the exercise of the Public Warrants;
(ii) up to 676,707 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants; and
(iii) up to 2,717,500 Class A Ordinary Shares issuable upon the exercise of the Investors’ Warrants.

Class A Ordinary Shares being registered for resale by the Selling Securityholders an aggregate of 18,599,424 Class A Ordinary Shares, comprising:
(i) up to 1,896,100 Sponsor Shares;
(ii) up to 13,200 Non-Redeeming Shareholder Shares;
(iii) up to 13,275,917 PIPE Shares;
(iv) up to 676,707 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants;
(v) up to 2,717,500 Class A Ordinary Shares issuable upon the exercise of the Investors’ Warrants; and
(vi) up to 20,000 RSU Shares.

Warrants being registered for resale by the Selling Securityholders	an aggregate of 3,394,207 Warrants, comprising: (i) up to 676,707 Sponsor Warrants; and (ii) up to 2,717,500 Investors’ Warrants.
Terms of the offering
The Selling Securityholders will determine when and how they will dispose of any Class A Ordinary Shares and Warrants registered under this prospectus for resale. The Selling Securityholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Class A Ordinary Shares issued and outstanding prior to any exercise of the Warrants or the Restricted Stock Units	16,195,105 Class A Ordinary Shares
Warrants issued and outstanding	16,179,990 Warrants, the exercise of which will result in the issuance of 16,179,990 Class A Ordinary Shares.

Use of proceeds
All of the Class A Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of the Class A Ordinary Shares or Warrants to be offered by the Selling Securityholders.
With respect to the Class A Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $186.1 million. Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include, but is not limited to, funding for working capital, investments in organic and inorganic growth and repayment of outstanding indebtedness. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Class A Ordinary Shares, the last reported sales price for which was $5.00 per share on January 31, 2025. Subject to the terms and conditions of the Warrant Agreement, each Warrant is exercisable for one Class A Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Class A Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on March 3, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations.

Liquidity
Due to the significant number of HPX Class A Ordinary Shares that were redeemed in connection with the Business Combination, the number of Class A Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed the remaining public float. Furthermore, the 18,599,424 Class A Ordinary Shares being registered for sale in this prospectus (including Class A Ordinary Shares underlying Warrants) exceed the total number of outstanding Class A Ordinary Shares ([16,195,105] outstanding Class A Ordinary Shares as of January 31, 2025, prior to any exercise of the Warrants). On a fully diluted basis (assuming and after giving effect to the issuance of Class A Ordinary Shares upon exercise of all outstanding Warrants), the Class A Ordinary Shares being registered for resale in this prospectus represent approximately 53.5% of our total issued and outstanding Class A Ordinary Shares, with the Class A Ordinary Shares beneficially owned by Opportunity Agro Fund representing 40.5% of our total issued outstanding Class A Ordinary Shares on a fully diluted basis. The Selling Securityholders will have the ability to sell all of their Class A Ordinary Shares pursuant to the registration statement of which this prospectus forms a part for so long as it is available for use. Given the substantial number of Class A Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of Class A Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Class A Ordinary Shares intend to sell Class A Ordinary Shares, particularly Opportunity Agro Fund, could increase the volatility or result in a significant decline of the market price of our Class A Ordinary Shares and could make it more difficult for our shareholders to sell their Class A Ordinary Shares at such times and at such prices as they deem desirable.

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Class A Ordinary Shares would be at the discretion of our Board.
Market for our securities	Our Class A Ordinary Shares and Public Warrants are listed on the NYSE American under the trading symbol “AMBI” and “AMBI.WS.”
Lock-Up Restrictions
The Sponsor Shares, the Sponsor Warrants and the RSU Shares are subject to certain lock-up restrictions. See “Securities Eligible for Future Sale — Lock-Ups” in 2023 Form 20-F, which is incorporated herein by reference.

Risk Factors
Prospective investors should carefully consider the “Risk Factors” in 2023 Form 20-F, which is incorporated herein by reference, for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider all risk factors described in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Item 3. Key Information—D. Risk Factors” in our 2023 Form 20-F which is incorporated by reference in this prospectus and in similar sections in subsequent filings incorporated by reference in this prospectus, and any information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.” If any of such risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price or liquidity of our securities could decline, and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including any prospectus supplement, contains a number of forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “anticipate,” “contemplate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and variations of such words and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The risk factors and cautionary language referred to or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference, those discussed and identified in public filings we made with the SEC and the following important factors:
•the ability to implement our inorganic growth strategy and realize the expected benefits from recent or potential future acquisitions;
•market interest rates, including their impacts on our ability to comply with certain financial and operating covenants in our Debentures and our ability to finance acquisitions through indebtedness while managing our liquidity risks;
•risks associated with macroeconomic uncertainty and geopolitical risk, including the consequences of the 2022 presidential elections in Brazil and impacts of the ongoing conflict between Russia and Ukraine, which would limit our ability to grow our business and expand to new countries;
•changes in applicable laws or regulations;
•the possibility that we may be adversely affected by other economic factors, particularly in Brazil;
•business and/or competitive factors, including consolidation in the sector in which we operate;
•potential difficulties in retaining our current management team and other key employees and independent contractors, including highly-skilled technical experts;
•our estimates of our future financial performance and ability to execute our business strategy;
•the impact of natural disasters or health epidemics/pandemics its impact on the demand for our services;
•operational and security risks, including as a result of the handling of hazardous substances;
•risks related to data security and privacy;

•changes to accounting principles and guidelines;
•litigation and regulatory enforcement risks, including as a result of the handling of hazardous substances, which may result in the diversion of management time and attention and the additional costs and demands on our resources, including potential litigation or conflicts regarding the Business Combination;
•the risk that the price of our Securities may be volatile;
•unexpected costs or expenses; and
•fluctuations in exchange rates between the Brazilian real and the United States dollar.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

USE OF PROCEEDS
All of the Class A Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of the Class A Ordinary Shares or Warrants to be offered by the Selling Securityholders.
With respect to the Class A Ordinary Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $186.1 million. Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include, but is not limited to, funding for working capital, investments in organic and inorganic growth and repayment of outstanding indebtedness. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Class A Ordinary Shares, the last reported sales price for which was $5.00 per share on January 31, 2025. Subject to the terms and conditions of the Warrant Agreement, each Warrant is exercisable for one Class A Ordinary Share at an exercise price of $11.50.
Therefore, if and when the trading price of the Class A Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on March 3, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Warrants to fund our operations.
Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), NYSE American listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities.
The net proceeds to the Selling Securityholders will be the purchase price of the Securities less any discounts and commissions and other expenses borne by the Selling Securityholders.

DIVIDEND POLICY
We have not adopted a dividend policy with respect to payments of any future dividends and have no current plans to pay dividends. The declaration, amount and payment of any future dividends on our Ordinary Shares will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends to our shareholders or by our subsidiaries to it and such other factors as the Board may deem relevant. In addition, our ability to pay dividends is limited by the deeds governing our Debentures and certain financing agreements and may be limited by covenants of other of indebtedness that we or our subsidiaries may incur in the future. As a result, investors may not receive any return on an investment in our Ordinary Shares unless such investors sell their Ordinary Shares for a price greater than that which they paid for it.
Under the Companies Act and our Articles, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Articles, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, would be paid in proportion to the number of ordinary shares a shareholder holds.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of December 31, 2023.
You should read this table in conjunction with our consolidated financial statements and the related notes as of December 31, 2023, which are contained in our 2023 Form 20-F and incorporated by reference in this prospectus.

As of December 31, 2023
(in R$ thousands)
Cash and cash equivalents	423,266

Loans and Financing
Current loans and financing	84,369
Non-current loans and financing	617,533
Debentures
Current debentures	79,677
Non-current debentures	466,073
Total Loans, Financing and Debentures	1,247,652
Total equity	1,356,797
Total capitalization	2,604,449

DESCRIPTION OF SECURITIES
A summary of the material provisions governing our share capital is described below. This summary is not complete and should be read together with our Articles, a copy of which is incorporated by reference in this registration statement.
We are an exempted company incorporated with limited liability in the Cayman Islands and duly registered with the Cayman Islands Registrar of Companies. Our corporate purposes are unrestricted pursuant to item 4 of our Articles, and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.
Our affairs are governed by our Articles, the Companies Act and the common law of the Cayman Islands. As provided in our Articles, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, and our principal executive office is Avenida Angélica, 2346, 5th Floor, São Paulo, São Paulo, Brazil, 01228-200.
As of the date of this prospectus, our share capital is US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each.
Our authorized share capital is US$50,000 consisting of 500,000,000 shares of a nominal or par value of US$0.0001 each, which is comprised of: (i) 250,000,000 Class A Ordinary Shares; (ii) 150,000,000 Class B Ordinary Shares (which Class B Ordinary Shares may be converted into Class A Ordinary Shares in the manner contemplated in our Articles); and (iii) 100,000,000 shares of such class or classes (howsoever designated) and having the rights as the Board may determine from time to time in accordance with our Articles.
Shares
General
Our Articles authorize the following classes of shares: (i) Class A Ordinary Shares, which are entitled to one (1) vote per share, (ii) Class B Ordinary Shares, which are entitled to ten (10) votes per share, and (iii) such class or classes (howsoever designated) having the rights as the Board may determine from time to time. Any holder of Class B Ordinary Shares may convert his or her shares at any time into Class A Ordinary Shares on a share-for-share basis, in the manner contemplated in our Articles. The rights of the two existing classes of Ordinary Shares are otherwise identical, except with respect to voting, conversion and transfer restriction applicable to Class B Ordinary Shares as described below. See “— Anti-Takeover Provisions in our Articles of Association — Two Classes of Ordinary Shares.”
All of the issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates (to the extent any are issued) representing the issued and outstanding Ordinary Shares are generally not issued and legal title to the issued shares is recorded in fully registered, book-entry form in the register of members. Holders of Ordinary Shares have no redemption rights.
Each Class B Ordinary Share is convertible into one Class A Ordinary Share (as adjusted for share split, share combination and similar transactions occurring), whereas Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class B Ordinary Shares have the right to require that their Class B Ordinary Shares be converted into Class A Ordinary Shares, at any time after issue and without payment of any additional sum. A Class B Ordinary Share shall automatically convert into a Class A Ordinary Share upon the registration of any transfer of such Class B Ordinary Share, with certain exceptions.

For so long as Opportunity Agro Fund has the right to designate a director to our Board, we shall not issue any preference shares to a person on any terms unless we have made an offer to Opportunity Agro Fund to issue to Opportunity Agro Fund, on the same or more favorable economic terms as those terms applying to the applicable proposed issuance of preference shares, a number of preference shares equal to the product of (i) the number of preference shares to be issued and (ii) a fraction (x) the numerator of which is the Class A Ordinary Shares then held by Opportunity Agro Fund and (y) the denominator of which is all of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a single class.
We shall not issue Class A Ordinary Shares to a person on any terms unless: (a) we have made an offer to each person who holds Class B Ordinary Shares to issue to such person, on the same or more favorable economic terms as those terms applying to the applicable proposed issuance of Class A Ordinary Shares, such number of Class B Ordinary Shares as would ensure that the proportion in nominal value of the issued Ordinary Shares held by such person as Class B Ordinary Shares after the issuance of such Class A Ordinary Shares will be as nearly as practicable equal to the proportion in nominal value of the issued Ordinary Shares held by such person as Class B Ordinary Shares before the said issuance; and (b) the period during which any such offer may be accepted has expired or we have received notice of the acceptance or refusal of every offer so made.
Register of Members
Our Class A Ordinary Shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, recorded in the register of members as the holder of our Class A Ordinary Shares.
Under Cayman Islands law, we must keep a register of members (i.e., its shareholders) that includes:
•the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member, the number and category of shares held by each member, whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;
•the date on which the name of any person was entered on the register as a member; and
•the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against its name in the register of members.
If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or shareholder aggrieved (or any shareholder of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Issuance of Shares
Except as expressly provided in our Articles and with due regard to Opportunity Agro Fund’s right to be issued preference shares as described below in “Preferred Shares,” our Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without the approval of the shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with our Articles and the Companies Act, we shall not issue bearer shares.
Our Articles provide that at any time that there are Class A Ordinary Shares in issue, additional Class B Ordinary Shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits; (2) a merger, consolidation, or other business combination involving the issuance of Class B Ordinary Shares as full or partial consideration; or (3) an issuance of Class A Ordinary Shares, whereby holders of Class B Ordinary Shares are entitled to purchase a number of Class B Ordinary Shares that would allow them to maintain their proportional ownership interest in the company. In light of: (a) the above provisions; (b) the fact that future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares, subject to limited exceptions as provided in the Articles; and (c) the ten-to-one voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, means that holders of our Class B Ordinary Shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentration of ownership and voting power will limit or preclude investors’ ability to influence corporate matters for the foreseeable future.
Our Articles also provide that the issuance of non-voting ordinary shares requires the affirmative vote of a majority of the of then-outstanding Class A Ordinary Shares.
Dividends
We have not adopted a dividend policy with respect to payments of any future dividends. Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the Board. The Board may also declare dividends.
Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares and the Articles, all dividends shall be paid in proportion to the number of Class A Ordinary Shares or Class B Ordinary Shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (1) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (2) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.
The holders of Class A Ordinary Shares and Class B Ordinary Shares shall be entitled to share equally in any dividends that may be declared in respect of Ordinary Shares from time to time. In the event that a dividend is paid in the form of Class A Ordinary Shares or Class B Ordinary Shares, or rights to acquire Class A Ordinary Shares or Class B Ordinary Shares, (1) the holders of Class A Ordinary Shares shall receive Class A Ordinary Shares, or rights to acquire Class A Ordinary Shares, as the case may be; and (2) the holders of Class B Ordinary Shares shall receive Class B Ordinary Shares, or rights to acquire Class B Ordinary Shares, as the case may be.

Voting Rights
The holders of the Class A Ordinary Shares and Class B Ordinary Shares have identical rights, except that: (1) the holder of Class B Ordinary Shares is entitled to ten (10) votes per share, whereas holders of Class A Ordinary Shares are entitled to one (1) vote per share; (2) Class B Ordinary Shares have certain conversion rights; and (3) holders of Class B Ordinary Shares are subject to transfer restrictions as set forth in the Articles. For more information see “— Conversion.” The holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.
Our Articles provide as follows regarding the respective rights of holders of Class A Ordinary Shares and Class B Ordinary Shares:
•class consents in writing from the holders of two-thirds of the issued Class A Ordinary Shares or Class B Ordinary Shares, as applicable, shall be required for any variation to the rights attached to their respective class of shares or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class; however, the directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;
•the rights conferred on holders of Class A Ordinary Shares shall not be deemed to be varied by the creation or issue of further Class B Ordinary Shares and vice versa;
•the rights attaching to the Class A Ordinary Shares and the Class B Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights;
•subject to the rights of appointment and removal set forth in the Articles, our Board shall consist of such number of directors as a majority of the directors then in office may determine from time to time, provided that, unless otherwise determined by the shareholders acting by special resolution, with the approval by vote or written consent of the holders of a majority of the voting power of Class A Ordinary Shares then outstanding voting exclusively and as a separate class, the Board shall consist of not less than five (5) directors and not more than eleven (11) directors;
•no subdivision of Class A Ordinary Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class B Ordinary Shares are concurrently and similarly subdivided in the same proportion and the same manner, and vice versa;
•no consolidation of Class A Ordinary Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time shall be effected unless Class B Ordinary Shares are concurrently and similarly consolidated in the same proportion and the same manner, and vice versa;
•no business combination (whether or not we are the surviving entity) shall proceed unless by the terms of such transaction: (i) the holders of Class A Ordinary Shares have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Ordinary Shares, and (ii) the holders of Class A Ordinary Shares have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Ordinary Shares. For the avoidance of doubt, the Article refers to and includes only economic rights;
•no tender or exchange offer to acquire any Class A Ordinary Shares or Class B Ordinary Shares by any third party pursuant to an agreement to which we are to be a party, nor any tender or exchange offer by us to acquire any Class A Ordinary Shares or Class B Ordinary Shares shall be approved by us unless by the terms of such transaction: (i) the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Ordinary Shares, and (ii) the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration at a per share basis as the holders Class B Ordinary Shares. For the avoidance of doubt, the Articles refer to and include only economic rights;

•the approval by vote or written consent of the holders of a majority of the voting power of the Class A Ordinary Shares then outstanding, voting exclusively and as a separate class, shall be required to amend the Articles in the event such amendment would adversely affect the rights of the holders of the Class A Ordinary Shares or otherwise have an adverse effect on such rights; and
•at any time when there are Class A Ordinary Shares in issue, Class B Ordinary Shares may only be issued pursuant to: (i) a share-split, subdivision or similar transaction or as contemplated in subdivision of shares or capitalization of undivided profits, in each case pursuant to the Articles; (ii) a business combination involving the issuance of Class B Ordinary Shares as full or partial consideration; and (iii) an issuance of Class A Ordinary Shares, whereby holders of Class B Ordinary Shares are entitled to purchase a number of Class B Ordinary Shares that would allow them to maintain their proportional ownership interest in us pursuant to the relevant terms of the Articles.
As set forth in the Articles, the holders of Class A Ordinary Shares and Class B Ordinary Shares, respectively, do not have the right to vote separately if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares may be increased by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together in a general meeting. A two-thirds majority of the votes of shareholders, voting in a special resolution, is required to reduce our share capital.
Preemptive or Similar Rights
The Class A Ordinary Shares and Class B Ordinary Shares are not entitled to preemptive rights upon transfer and are not subject to conversion (except as described below under “— Conversion”), redemption or sinking fund provisions.
Conversion
The outstanding Class B Ordinary Shares are convertible at any time as follows: (1) at the option of the holder; and (2) on the election of the holders of a majority of the then issued and outstanding Class B Ordinary Shares, in each case, each Class B Ordinary Share of the applicable holder(s) shall be converted into one Class A Ordinary Share.
In addition, each Class B Ordinary Share will convert automatically into one Class A Ordinary Share upon: (1) any transfer, whether or not for value, except for certain transfers described in the Articles; or (2) if, at any time, the total number of the issued and outstanding Class B Ordinary Shares represents less than 10% of the total number of shares outstanding. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other security interest or third-party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed to be a transfer unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in such third party (or its nominee) holding legal title to the related Class B Ordinary Shares.

Equal Status
Except as expressly provided in the Articles, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and privileges and rank equally, share proportionally and are identical in all respects as to all matters. In the event of any merger, consolidation, scheme, arrangement or other business combination requiring the approval of the shareholders entitled to vote thereon (whether or not we are the surviving entity), the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Ordinary Shares, and the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration at a per share basis as the holders of Class B Ordinary Shares. In the event of any: (1) tender or exchange offer to acquire any Class A Ordinary Shares or Class B Ordinary Shares by any third-party pursuant to an agreement to which we are a party; or (2) any tender or exchange offer by us to acquire any Class A Ordinary Shares or Class B Ordinary Shares, the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Ordinary Shares, and the holders of Class A Ordinary Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration at a per share basis as the holders of Class B Ordinary Shares.
Record Dates
For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, our Board may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.
General Meetings of Shareholders
As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to us in respect of the shares that such shareholder holds must have been paid.
Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one (1) vote per Class A Ordinary Share and ten (10) per Class B Ordinary Share.
As a Cayman Islands exempted company, we are not obliged by the Companies Act to hold annual general meetings; however, the Articles provide that in each year we will hold an annual general meeting of shareholders, at a time determined by the Board. The agenda for an annual general meeting of shareholders will only include such items as have been included therein by the Board.
Also, we may, but are not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders will be held where the directors so decide. To the extent permitted by law, annual general meetings may also be held virtually.
The Companies Act provides shareholders a limited right to request a general meeting and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s articles of association. However, these rights may be provided in a company’s articles of association. Our Articles provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings.
Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice, as discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.
We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, the NYSE American and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.
Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for substantially all holders of Class A Ordinary Shares, will not be our shareholder or our member and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the Class A Ordinary Shares.
A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.
A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all our shareholders, as permitted by the Companies Act and our Articles.
Pursuant to the Articles, general meetings of shareholders are to be chaired by the chairman of the Board or in his absence the vice-chairman of the Board. If both the chairman and vice-chairman of the Board are absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on our affairs, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.
Liquidation Rights
If we are voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between us and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between us and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between us and any person or persons) and subject to any agreement between us and any person or persons to waive or limit the same, shall apply our property in satisfaction of our liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests into the company.
Changes to Capital
Pursuant to the Articles, we may from time to time by ordinary resolution:
•increase our share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;
•consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination;
•subdivide our existing shares or any of them into shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or
•cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.
•Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
•In addition, subject to the provisions of the Companies Act and our Articles, we may:
•issue shares on terms that they are to be redeemed or are liable to be redeemed;
•purchase our own shares (including any redeemable shares); and
•make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our own capital.
Transfer of Shares
Subject to any applicable restrictions set forth in our Articles, any of our shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in the form prescribed by the NYSE American or any other form approved by the Board.
The Class A Ordinary Shares are traded on the NYSE American in book-entry form and may be transferred in accordance with the Articles and the NYSE American rules and regulations.
However, our Board may, in its absolute discretion, decline to register any transfer of any Ordinary Share that is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such Ordinary Share. The Board may also decline to register any transfer of any Ordinary Share unless:
•a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as the Board may from time to time require is paid to us in respect thereof;
•the instrument of transfer is lodged at the registered office with us, accompanied by the certificate (if any) for the Ordinary Shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;
•the instrument of transfer is in respect of only one class of shares;
•the instrument of transfer is properly stamped, if required;
•the Ordinary Shares transferred are fully paid (as to both par value and any premium) and free of any lien in our favor; and
•in the case of a transfer to joint holders, the transfer is not to more than four joint holders.
If the Board refuses to register a transfer they are required, within two (2) months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.
Share Repurchase
The Companies Act and our Articles permit us to purchase our own Ordinary Shares, subject to certain restrictions. The Board may only exercise this power on our behalf, subject to the Companies Act, the Articles and to any applicable requirements imposed from time to time by the SEC, the NYSE American, or by any recognized stock exchange on which our Securities are listed.

Board of Directors
Subject to the provisions of the Companies Act, the Articles, to any directions given by Ordinary Resolution and to the listing rules of the NYSE American, our business shall be managed by the Directors who may exercise all our powers, including to raise capital or borrow money and to mortgage or charge all or any part of our undertaking, property and assets (present and future) and uncalled capital and, subject to the Companies Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any of our debt, liability or obligation or those of any third party.
Appointment and Removal
We are managed by our Board. The Articles provide that, unless otherwise determined by a special resolution of shareholders with the approval by the holders of a majority of the Class A Ordinary Shares voting exclusively and as a separate class, the Board will be composed of five (5) to eleven (11) directors, with the number being determined by a majority of the directors then in office. As of the date of this prospectus, our Board consists of seven (7) directors, and one of such seats is currently vacant.
The Articles provide that directors shall be elected by an ordinary resolution of the shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed and elected for such term as the resolution appointing him or her may determine or until his or her death, resignation or removal. There is no age limit for our Directors.
Notwithstanding the foregoing, Ambipar shall be entitled to nominate a number of designees to the Board by written notice served upon the company: (1) for so long as the aggregate voting power of Class B Ordinary Shares held by Ambipar continues to be at least fifty percent (50%) of the total voting power of all shares, then Ambipar shall be entitled to nominate at least the majority of the directors; provided that at least one (1) out of such directors shall qualify as an independent director pursuant to Rule 10A-3 under the Exchange Act and shall also be appointed as a member of the audit committee; provided, further, that if more than one director nominated by Ambipar shall be appointed as a member of the audit committee, such member shall also qualify as an independent director pursuant to Rule 10A-3 under the Exchange Act should the applicable rules and regulations so require; and (2) for so long as the aggregate voting power of Class B Ordinary Shares held by Ambipar continues to be at least twenty-five percent (25%), but less than fifty percent (50%), of the total voting power of all shares, then Ambipar shall be entitled to nominate at least one-third of the directors to the Board.
For so long as the Sponsor is subject to the transfer restrictions with respect to its Class A Ordinary Shares pursuant to the terms of the Investor Rights Agreement, the Sponsor shall be entitled to nominate one director by written notice served upon us; provided that such Sponsor director shall qualify as an independent director. The Sponsor director shall also be appointed as a member of the audit committee, provided that the Sponsor director shall be considered an independent director pursuant to Rule 10A-3 under the Exchange Act.
For so long as Opportunity Agro Fund shall hold at least fifty percent (50%) of the Class A Ordinary Shares voting power held by Opportunity Agro Fund immediately after Closing, Opportunity Agro Fund shall be entitled to nominate one director by written notice served upon us.
Each of Ambipar, the Sponsor and Opportunity Agro Fund, as applicable, shall have the exclusive right to appoint and remove the respective director(s) appointed by it, and appoint replacement director(s). Any such directors shall be nominated, appointed and removed only by Ambipar, the Sponsor or Opportunity Agro Fund, as the case may be, by written notice served upon us. Such appointment or removal by Ambipar, the Sponsor or Opportunity Agro Fund, as applicable, shall have immediate effect when the notice is served, or take effect at such later time as may be stated in such notice. Any vacancies on the Board that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders (and such appointment shall terminate at the commencement of the annual general meeting).

Grounds for Removing a Director
Except for directors appointed by Ambipar, the Sponsor and Opportunity Agro Fund, which may be removed by them at any time at their discretion, before the expiration of his or her term of office, a director may only be removed with or without cause by ordinary resolution in accordance with the provisions of the Articles.
The notice of the general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten (10) calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
The office of a director will be vacated automatically if he or she: (1) becomes prohibited by law from being a director; (2) dies or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (3) becomes bankrupt or makes an arrangement or composition with his creditors; (4) resigns his office by notice to us; or (5) has for more than six months been absent without permission of the directors from meetings of the Board held during that period, and the remaining directors resolve that his or her office be vacated.
Director’s Interest
A Director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to the Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the NYSE American or specific policies adopted by the Board, and unless disqualified by the chairman of the relevant meeting, a Director may vote in respect of any such transaction or arrangement in which such Director is interested and may be counted in the quorum at such meeting.
Indemnity of Directors and Officers
In accordance with the Articles, our directors and officers must be indemnified out of our assets and funds against any liability incurred or sustained by that director or officer as a result of any act or failure to act in carrying out their functions, except for any such liability that the director or officer may incur by reason of his own dishonesty, willful default or fraud in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretion.
Inspection of Books and Records
Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, the Board may determine from time to time whether and to what extent our accounting records and books shall be open to inspection by shareholders who are not members of the Board.
Exempted Company
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
•an exempted company’s register of members is not open to inspection;
•an exempted company does not have to hold an annual general meeting;
•an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Anti-Takeover Provisions in Our Articles of Association
Some provisions of the Articles of Association may discourage, delay or prevent a change in our control or management that shareholders may consider favorable. In particular, our capital structure concentrates ownership of voting rights in the hands of our controlling shareholder. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire our control to first negotiate with the Board. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, consequently, they may also inhibit temporary fluctuations in the market price of the Class A Ordinary Shares that often result from actual or rumored hostile takeover attempts.
These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Two Classes of Ordinary Shares
Our Class B Ordinary Shares are entitled to ten (10) votes per share, while the Class A Ordinary Shares are entitled to one (1) vote per share. Our controlling shareholder owns all of our Class B Ordinary Shares, has the ability to elect certain directors (see “— Board of Directors — Appointment and Removal” above) and to determine the outcome of most matters submitted for a vote of shareholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other shareholders may view as beneficial.
So long as the controlling shareholder has the ability to determine the outcome of most matters submitted to a vote of shareholders as well as our overall management and direction, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, the fact that we have two classes of ordinary shares may have the effect of depriving investors as a holder of Class A Ordinary Shares of an opportunity to sell their Class A Ordinary Shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.
Authorized Ordinary Shares
Our authorized but unissued Ordinary Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain our control by means of a proxy contest, tender offer, merger or otherwise.
Preferred Shares
Our Board is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences; provided, however, that for so long as Opportunity Agro Fund has the right to designate a director to our Board, we shall not issue any preference shares to a person on any terms unless we have made an offer to Opportunity Agro Fund to issue to Opportunity Agro Fund, on the same or more favorable economic terms as those terms applying to the applicable proposed issuance of preference shares, a number of preference shares equal to the product of (i) the number of preference shares to be issued and (ii) a fraction (x) the numerator of which is the Class A Ordinary Shares then held by Opportunity Agro Fund and (y) the denominator of which is all of the then issued and outstanding Class A Shares and Class B Ordinary Shares as a single class.
Despite the anti-takeover provisions described above, under Cayman Islands law, the board may only exercise the rights and powers granted to them under the articles of association, for what they believe in good faith to be in the company’s best interests.
Protection of Non-Controlling Shareholders — Cayman Islands
The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.
Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that this winding up is just and equitable.
Notwithstanding the U.S. securities laws and regulations that are applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Articles.
The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge: (1) an act which is ultra vires or illegal; (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us; and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.
Fiscal Year
Our fiscal year begins on January 1 of each year and ends on December 31 of the same year.
Warrants
General
The Warrants represent the right to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of Class A Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrantholder. The Warrants became exercisable on April 2, 2023, which was 30 days after the completion of the Business Combination. The Warrants will expire on March 3, 2028 (i.e., five years after the completion of the Business Combination) or earlier upon redemption or liquidation in accordance with their terms. The Warrants are governed by the Warrant Agreement. You should review a copy of the Warrant Agreement, as amended.

We are not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating thereto is available, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $10.00.” No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
We have filed the registration statement of which this prospectus is a part within the timeframe set forth in the Warrant Agreement and have agreed to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A Ordinary Shares are, at the time of any exercise of a Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent that an exemption is not available. In the case of a cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 Class A Ordinary Shares per Warrant.
The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants
Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $18.00.
Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants):
•in whole and not in part;
•at a price of $0.01 per Warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrantholder; and
•if, and only if, the last reported sale price of the Class A Ordinary Shares for any Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”).
We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we will be able to exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price of the Warrants. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder will be entitled to exercise his, her or its Warrants prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $10.00.
Once the Warrants become exercisable, we may redeem the outstanding Warrants:
•in whole and not in part;
•at $0.10 per Warrant;
•upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of Class A Ordinary Shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Class A Ordinary Shares except as otherwise described below;
•if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of Class A Ordinary Shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”); and
•if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti- dilution Adjustments”), the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.
During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of Class A Ordinary Shares that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of the Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Class A Ordinary Shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of Class A Ordinary Shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of Class A Ordinary Shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price (each as defined in the Warrant Agreement) as set forth under the heading “— Anti- dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Ordinary Shares
(period to expiration of Warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of Class A Ordinary Shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Class A Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Class A Ordinary Shares for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Ordinary Shares per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Ordinary Shares.
This redemption feature differs from the typical warrant redemption features used in some other Business Combinations, which typically only provide for a redemption of Warrants for cash (other than the Private Warrants) when the trading price for the Class A Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Class A Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Ordinary Shares is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of Class A Ordinary Shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the current prospectus relating thereto. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to our warrantholders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in its best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the warrantholders.
As stated above, we can redeem the Warrants when the Class A Ordinary Shares are trading at a price starting at $10.00 per share, which is below the exercise price of $11.50 per share, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of Class A Ordinary Shares. If we choose to redeem the Warrants when the Class A Ordinary Shares are trading at a price per share below the exercise price of the Warrants, this could result in the warrantholders receiving fewer Class A Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Class A Ordinary Shares if and when such Class A Ordinary Shares were trading at a price higher than the exercise price of $11.50 per share.
No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder.
Redemption procedures
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments
If the number of issued and outstanding Class A Ordinary Shares is increased by a capitalization or share dividend payable in Class A Ordinary Shares, or by a split-up of Class A Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding Class A Ordinary Shares. A rights offering made to all or substantially all holders of Class A Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (1) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (2) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A Ordinary Shares a dividend or make a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or cash distributions, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.
If the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.
Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our shareholders as provided for in our Articles) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrantholder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.
The Warrants will be issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding public Warrants is required to make any change that adversely affects the interests of the registered holders.
The warrantholders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Private Warrants
Except as described below, the Private Warrants have terms and provisions that are identical to all other Warrants.
Private Warrants will not be redeemable (except as described under “— Redemption of Warrants — Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $10.00”) so long as they are held by the Sponsor or any of its permitted transferees. In addition, the Sponsor Warrants and the Class A Ordinary Shares underlying the Sponsor Warrants are subject to lock-up restrictions described in this prospectus under the section titled “Plan of Distribution.”
Pursuant to the Warrant Agreement, the Sponsor or its permitted transferees may transfer, assign or sell their Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Warrants) following the effectiveness of this registration statement. The Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis and certain registration rights. If the Private Warrants are held by holders other than Sponsor or its permitted transferees, the Private Warrants will be redeemable in all redemption scenarios and exercisable by the holders on the same basis as all other Warrants.

Except as described under “— Redemption of Warrants — Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $10.00,” if a holder of a Private Warrant elects to exercise it on a cashless basis, he, she or it would pay the exercise price by surrendering his, her or its Private Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Private Warrants, multiplied by the excess of the “fair market value” (as defined below) of the Class A Ordinary Shares over the exercise price of the Private Warrants by (y) the fair market value. The “fair market value” means the average last reported sale price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Enforcement of Civil Liabilities — Cayman Islands
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
Our Cayman Islands legal counsel have advised that the courts of the Cayman Islands are unlikely: (i) to recognize or enforce against the Company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and not be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection Law — Cayman Islands
We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the “Cayman Data Protection Act”) based on internationally accepted principles of data privacy.
Privacy Notice
This privacy notice puts our shareholders on notice that through investment in us the shareholder will provide us with certain personal information which constitutes personal data within the meaning of the Cayman Data Protection Act (“personal data”).
In the following discussion, references to the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data
The company will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which it is subject. It will only transfer personal data in accordance with the requirements of the Cayman Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In the company’s use of this personal data, it will be characterized as a “data controller” for the purposes of the Cayman Data Protection Act, while its affiliates and service providers who may receive this personal data from the company in the conduct of our activities may either act as its “data processors” for the purposes of the Cayman Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.
The company may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Whom this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the company with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How The Company May Use a Shareholder’s Personal Data
The company, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (1) where this is necessary for the performance of its rights and obligations under any agreements; (2) where this is necessary for compliance with a legal and regulatory obligation to which it is or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (3) where this is necessary for the purposes of the company’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should the company wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.
Why The Company May Transfer Your Personal Data
In certain circumstances the company may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
The company anticipates disclosing personal data to persons who provide services to them and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on its behalf.
The Data Protection Measures the Company Takes
Any transfer of personal data by the company or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Cayman Data Protection Act.
The company and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
The company shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership our Ordinary Shares as of the date of this prospectus.
•each person known by us to beneficially own more than 5% of our issued and outstanding Ordinary Shares;
•each of our directors and executive officers; and
•all our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Such securities, however, are deemed to be outstanding only for the purpose of computing the percentage beneficial ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage beneficial ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
As of the date of this prospectus, there were 16,195,105 Class A Ordinary Shares, 39,234,746 Class B Ordinary Shares and 16,179,990 Warrants issued and outstanding. Pursuant to our Articles, each holder of Class A Ordinary Shares is entitled to one vote per share and each holder of Class B Ordinary Shares is entitled to 10 votes per share on all matters submitted to them for a vote on all Ordinary Shares voting together as a single class. The Warrants, which entitle the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, became exercisable on April 2, 2023, which was 30 days after the completion of the Business Combination, provided, however, that an effective registration statement or a valid exemption therefrom is available.
The expected beneficial ownership percentages set forth below do not take into account up to 11,000,000 Earn-Out Shares that may be issued to Ambipar, but do take into account the Class A Ordinary Shares underlying the Warrants.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

	Class A Ordinary Shares		Class B Ordinary Shares		Total Ordinary Shares	Total Voting Power
Beneficial Owner	Number	Percentage	Number	Percentage	Percentage	Percentage
Principal Shareholders
Ambipar Participações e Empreendimentos S.A(1)	—	—	39,234,746	100%	70.8%	96.0%
Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior(2)	14,090,000	76.3%	—	—	24.4%	3.4%
HPX Capital Partners LLC(3)	2,512,807	14.9%	—	—	4.5%	0.6%
Directors and Executive Officers:(4)
Tércio Borlenghi Junior(1)	—	—	22,049,927	56.2%	39.8%	54.0%
Guilherme Patini Borlenghi	—	—	—	—	—	—
Alessandra Bessa Alves de Melo	—	—	—	—	—	—
Thiago da Costa Silva	—	—	—	—	—	—
Mariana Loyola Ferreira Sgarbi	—	—	—	—	—	—
Carlos Piani(3)	837,602	5.1%	—	—	1.5%	0.2%
Victor Almeida	—	—	—	—	—	—
Rafael Espírito Santo	—	—	—	—	—	—
__________________
(1)Ambipar Participações e Empreendimentos S.A. (“Ambipar”) is the record holder of the Class B Ordinary Shares reported herein, which carry voting rights in the form of 10 votes per Class B Ordinary Share, and is controlled by Mr. Tércio Borlenghi Junior, chairman of our board of directors, who by virtue of his control may be deemed to beneficially own shares held by Ambipar. Ambipar will be issued up to an additional 11,000,000 newly issued Class B Ordinary Shares (the “Earn-Out Shares”), as follows: (i) if at any time during the three-year period following the Closing Date, the closing share price of the Class A Ordinary Shares is greater than or equal to $17.00 over any 20 trading days within any consecutive 30 trading day period, 50% of the Earn-Out Shares will be issued; and (ii) if at any time during the three-year period following the Closing Date, the closing share price of the Class A Ordinary Shares is greater than or equal to $20.00 over any 20 trading days within any consecutive 30 trading day period, the remaining 50% of the Earn-Out Shares will be issued. The business address of Ambipar is Avenida Angélica, nº 2346, 5th Floor, São Paulo — SP, Brazil, 01228-200.
(2)Represents (i) 11,810,000 issued and outstanding Class A Ordinary Shares and (ii) 2,280,000 Class A Ordinary Shares underlying the 2,280,000 Warrants beneficially owned by Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior (“Opportunity Agro Fund”). Opportunity Agro Fund is managed by Opportunity Private Equity Gestora de Recursos Ltda., a leading fund manager in Brazil, which has discretionary management and voting power over the shares held.by Opportunity Agro Fund and is managed by, among other officers, Eduardo de Britto Pereira Azevedo and Leonardo Guimarães Pinto. The business address of Opportunity Private Equity Gestora de Recursos Ltda. is Rua Visconde de Pirajá, 351, 14th floor (part), Ipanema, Rio de Janeiro — RJ, Brazil, 22410-906.
(3)HPX Capital Partners LLC (the “Sponsor”) is the record holder of the (i) 1,836,100 issued and outstanding Class A Ordinary Shares and (ii) 676,707 Class A Ordinary Shares underlying 676,707 Warrants reported herein. Each of Messrs. Bernardo Hees, Carlos Piani and Rodrigo Xavier indirectly exercises the sole investment and voting power over his one-third interest in the shares held of record by the Sponsor. Therefore, Messrs. Hees, Piani and Xavier may be deemed to have sole investment and voting power over 612,033 Class A Ordinary Shares and 225,569 Class A Ordinary Shares underlying 225,569 Warrants each. Each of Messrs. Hees, Piani and Xavier disclaims beneficial ownership of the securities held of record by the Sponsor, except to the extent of any pecuniary interest therein. Eachof Messrs. Hees, Piani and Xavier served as a director of HPX prior to the consummation of the Business Combination, and Mr. Piani serves as an independent member of our Board and a member of our audit committee. The business address of HPX Capital Partners LLC is 1000 N West St, STE 1200, Wilmington, Delaware, USA, 19801.
(4)Unless otherwise noted, the business address of the directors and executive officers of the Company is Avenida Angélica, nº 2346, 5th Floor, São Paulo — SP, Brazil, 01228-200.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the shares or warrants being offered for resale by this prospectus, consisting of: (i) 1,896,100 Sponsor Shares, 676,707 Sponsor Warrants and 676,707 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants, (ii) 13,200 Non-Redeeming Shareholder Shares, (iii) 13,275,917 PIPE Shares, (iv) 2,717,500 Investors’ Warrants and 2,717,500 Class A Ordinary Shares issuable upon the exercise of the Investors’ Warrants, and (v) 20,000 RSU Shares.
The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to the Selling Securityholders in respect of the securities described above. For more information about our relationships with the Selling Securityholders and their affiliates, see the heading “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders” in our 2023 Form 20-F which is incorporated by reference.
The Selling Securityholders will determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased such securities at prices below the recent trading prices of our securities. Sales by Selling Securityholders may cause the trading prices of our securities to experience a decline.
The following table is prepared based on information provided to us by the Selling Securityholders. The table sets forth, as of the date of this prospectus, the names of the Selling Securityholders and the number of Class A Ordinary Shares (including Ordinary Shares underlying the Warrants) and Warrants beneficially owned by each of them. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Information concerning the Selling Securityholders may change from time to time, and any changed Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by supplements to this prospectus or amendments to the registration statement to which this prospectus relates to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Class A Ordinary Shares or Warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares or Warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to offering				Securities to be sold in the offering(1)			Securities beneficially owned after offering(2)
Name of Selling Securityholder	Class A Ordinary Shares(3)	%(4)	Warrants	%(5)	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	%(4)	Warrants	%
HPX Capital Partners LLC(6)	2,512,807	14.9	676,707	4.2	2,512,807	676,707	—	—	—	—
Wolney E. G. Bertiol(7)	20,000	*	—	—	20,000	—	—	—	—	—
Marcos V. B. Peigo(8)	20,000	*	—	—	20,000	—	—	—	—	—
Maria Salete G. Pinheiro(9)	20,000	*	—	—	20,000	—	—	—	—	—
Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior(10)	14,090,000	76.3	2,280,000	14.1	14,090,000	2,280,000	—	—	—	—
Constellation Funds(11)	709,857	4.3	137,500	*	709,857	137,500	—	—	—	—
Brazil International Fund SPC — XP Long Biased International Fund Class(12)	601,060	3.7	125,000	*	601,060	125,000	—	—	—	—
Ace Inc(13)	438,100	2.7	125,000	*	388,100	75,000	—	*	75,000	*
Tuchola Investments Inc.(14)	129,400	*	25,000	*	129,400	25,000	—	—	—	—
Genome Fund Inc.(15)	438,226	2.7	300,000	1.9	58,800	50,000	379,426	2.3	250,000	1.5
Gannett Peek Limited(16)	29,400	*	25,000	*	29,400	25,000	—	—	—	—
Rafael Salvador Grisolia(17)	10,000	*	—	—	10,000	—	—	—	—	—
__________________
*    Less than 1%.
(1)The amounts set forth in this column are the number of Class A Ordinary Shares or Warrants that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Class A Ordinary Share or Warrant that the Selling Securityholder may own beneficially or otherwise.
(2)Assumes the sale of all of the securities offered by the Selling Securityholders.
(3)Represents Class A Ordinary Shares, including Class A Ordinary Shares issuable upon the exercise of the Warrants.
(4)Represents the percentage of the existing equity capital. In calculating the percentages, (a) the numerator is calculated by adding the number of outstanding Class A Ordinary Shares and the number of Class A Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of Class A Ordinary Shares currently outstanding and the number of Class A Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner, if any (but not the number of Class A Ordinary Shares issuable upon the exercise of Warrants held by any other beneficial owner).
(5)In calculating the percentages, (a) the numerator is calculated by adding the number of Warrants that are held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of Warrants outstanding.
(6)HPX Capital Partners LLC (the “Sponsor”) is the record holder of the securities reported herein, and is controlled by a board of managers consisting of Messrs. Bernardo Hees, Carlos Piani and Rodrigo Xavier, who by virtue of their shared control may be deemed to beneficially own securities held by the Sponsor. Each of Messrs. Hees, Piani and Xavier disclaims beneficial ownership of the securities held of record by the Sponsor, except to the extent of any pecuniary interest therein. Each of Messrs. Hees, Piani and Xavier served as a director of HPX prior to the consummation of the Business Combination, and Mr. Piani serves as an independent member of our Board and a member of our audit committee. The business address of HPX Capital Partners LLC is 1000 N West St, STE 1200, Wilmington, Delaware, USA, 19801.
(7)Wolney Edirley Gonçalves Bertiol served as a director of HPX prior to the consummation of the Business Combination. The business address of Mr. Bertiol is 1000 N. West Street, Suite 1200, Wilmington, Delaware, 19801, United States of America.
(8)Marcos Vinicius Bernardes Peigo served as a director of HPX prior to the consummation of the Business Combination. The business address of Mr. Peigo is 1000 N. West Street, Suite 1200, Wilmington, Delaware, 19801, United States of America.
(9)Maria Salete Garcia Pinheiro served as a director of HPX prior to the consummation of the Business Combination. The business address of Ms. Pinheiro is 1000 N. West Street, Suite 1200, Wilmington, Delaware, 19801, United States of America.
(10)Opportunity Agro Fundo de Investimento em Participações Multiestratégia Investimento no Exterior (“Opportunity Agro Fund”) is managed by Opportunity Private Equity Gestora de Recursos Ltda., a leading fund manager in Brazil, which has discretionary management and voting power over the shares held by Opportunity Agro Fund and is managed by, among other officers, Eduardo de Britto Pereira Azevedo and Leonardo Guimarães Pinto. The business address of Opportunity Private Equity Gestora de Recursos Ltda. is Rua Visconde de Pirajá, 351, 14th floor (part), Ipanema, Rio de Janeiro — RJ, Brazil, 22410-906.
(11)Consists of (i) 215,107 Class A Ordinary Shares and 42,250 Warrants held by Constellation Qualificado Master Fundo de Investimento de Ações (“Constellation Qualificado FIA”), (ii) 241,276 Class A Ordinary Shares and 44,875 Warrants held by Const Brazil US Fund LP (“Const Brazil”) and (iii) 253,474 Class A Ordinary Shares and 50,375 Warrants held by Constellation Master Fundo de Investimento de Ações (“Constellation FIA,” and, together with Constellation Qualificado FIA and Const Brazil, the “Constellation Funds”). The Investment Manager of the Constellation Funds is Constellation Investimentos e Participações Ltda. All investment decisions over the shares held by the Constellation Funds are made by Mr. Florian Bartunek, Constellation’s CIO, and the investment team. The business address of Constellation Investimentos e Participações Ltda. is Rua Amauri, 255, 6th floor, São Paulo — SP, Brazil, 01448-000.

(12)Brazil International Fund SPC — XP Long Biased International Fund Class (“BIF SPC”) is managed by XP Gestão de Recursos Ltda., the registered investment manager. All voting and investment decisions over the securities held by BIF SPC are made by a majority vote of an investment committee of XP Gestão de Recursos Ltda. comprised of several members, and no single member has any ability to make any such decisions unilaterally. Each of such investment committee members expressly disclaims beneficial ownership of all securities held by BIF SPC, except to the extent of any pecuniary interest therein. The business address of BIF SPC is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town — Grand Cayman KYI — 9007, Cayman Islands.
(13)The business address of Ace Inc is Deltec House, Lyford Cay, P.O. Box N-3229, Nassau, Bahamas.
(14)Turim 21 Investimentos Ltda. is the investment manager of Tuchola Investments Inc. (“Tuchola”). Ana Carolina Carvalho and Eduardo Gomes de Almeida are managing members of Turim 21 Investimentos Ltda. and, in such capacity, have shared voting and investment power with respect to the securities held by Tuchola. The business address of Tuchola is Bahamas Financial Centre, Shirley and Charlotte Streets, 2nd Floor, P.O. Box N-4899 Bahamas, Nassau Islands, New Providence.
(15)Tulio Luz Barbosa is the investment manager of Genome Fund Inc. (“Genome”) and, in such capacity, has voting and investment power with respect to the securities held by Genome. The business address of Genome is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.
(16)Turim 21 Investimentos Ltda. is the investment manager of Gannett Peek Limited (“Gannett Peek”). Ana Carolina Carvalho and Eduardo Gomes de Almeida are managing members of Turim 21 Investimentos Ltda. and, in such capacity, have shared voting and investment power with respect to the securities held by Gannett Peek. The business address of Gannett Peek is Bahamas Financial Centre, Shirley and Charlotte Streets, 2nd Floor, P.O. Box N-4899 Bahamas, Nassau Islands, New Providence.
(17)Rafael Salvador Grisolia served as a director of HPX prior to the consummation of the Business Combination. The business address of Rafael Salvador Grisolia is Praça Telê Santana 45, apartment 604, building 2, Condominio Americas Park — Edificio Sundance, Barra da Tijuca, Rio de Janeiro — RJ, Brazil, 22793-298.

TAXATION
United States Federal Income Tax Considerations
General
The following is a discussion of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of our Class A Ordinary Shares and Warrants (collectively, “Securities”). This discussion addresses only U.S. Holders that hold such securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment) and assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
•our officers or directors;
•financial institutions or financial services entities;
•broker-dealers;
•taxpayers that are subject to the mark-to-market accounting rules;
•tax-exempt entities;
•governments or agencies or instrumentalities thereof;
•insurance companies;
•regulated investment companies or real estate investment trusts;
•expatriates or former long-term residents of the United States;
•persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;
•persons that acquired our ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with the performance of services;
•persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or
•persons whose functional currency is not the U.S. dollar.
This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
We do not intend to seek any rulings from the IRS regarding any of the U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any of our securities and partners of such partnerships should consult their tax advisors.
EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS, AS WELL AS ANY APPLICABLE TAX TREATIES.
As used herein, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares or Warrants (as the case may be) who or that is, for U.S. federal income tax purposes:
1.a citizen or individual resident of the United States,
2.a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,
3.an estate whose income is subject to U.S. federal income tax regardless of its source, or
4.a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.
U.S. Federal Income Tax Considerations of Owning our Class A Ordinary Shares and Warrants
Taxation of Dividends and Other Distributions on our Class A Ordinary Shares
Subject to the PFIC rules discussed below, if we make a distribution of cash or other property to a U.S. Holder of our Class A Ordinary Shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in our Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. We may not determine our earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by us will be reported as a dividend.
With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) the Class A Ordinary Shares are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of an applicable income tax treaty, in each case provided that we are not treated as a PFIC in the taxable year in which the dividend was paid or in any previous year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the HPX Class A ordinary shares may prevent the holding period of the Class A Ordinary Shares from commencing prior to the termination of such rights. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Taxation on the Disposition of Securities
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in such securities.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. However, it is unclear whether the redemption rights with respect to the HPX Class A Ordinary Shares may prevent the holding period of the Class A Ordinary Shares acquired in exchange for HPX Class A Ordinary Shares in connection with the Business Combination from commencing prior to the termination of such rights. The deductibility of capital losses is subject to limitations.
Exercise, Lapse or Redemption of a Warrant
Subject to the PFIC rules discussed below and except as discussed below regarding a cashless exercise, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant. A Class A Ordinary Share acquired pursuant to the exercise of a Warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.
Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under current U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the Warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received on exercise would be treated as commencing on the date of exercise of the Warrants or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Share received will include the holding period of the Warrant.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. In this case, the U.S. Holders would recognize gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. A U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the sum of the
U.S. Holder’s initial investment in the Warrants exercised (i.e., the U.S. Holder’s purchase price for the Warrants (or the portion of such U.S. Holder’s purchase price for units that is allocated to the Warrants)) and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.
We expect a cashless exercise of Warrants (including after we provide notice of our intent to redeem Warrants for cash) to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax characterizations and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Subject to the PFIC rules described below, if we redeem Warrants for cash pursuant to the redemption provisions of the Warrants or if we purchase Warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition of such Warrants by the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Securities.”
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment that has the effect of preventing dilution is generally not taxable to U.S. Holders of Warrants. However, the U.S. Holders of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrantholder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of our Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of Class A Ordinary Shares that is taxable to the U.S. Holders of such Class A Ordinary Shares as a distribution as described above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares.” Such a constructive distribution to the U.S. Holders of the warrants would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest.
PFIC Considerations
Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value (a “Look- Through Subsidiary”), is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including such foreign corporation’s pro rata share of the assets of any Look-Through Subsidiary (and excluding the value of the shares held in such corporation), are held for the production of, or produce, passive income. Passive income generally includes dividends (excluding any dividends received from a Look-Through Subsidiary), interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
Our PFIC Status
We are not expected to be a PFIC for our taxable year ending December 31, 2023 or subsequent taxable years.
However, our PFIC status for any taxable year is an annual factual determination that can be made only after the end of such taxable year and may depend in part on the value of its unbooked goodwill (which is generally determined in large part by reference to the market price of our Class A Ordinary Shares from time to time, which could be volatile); accordingly, there can be no assurances regarding our PFIC status for our current taxable year or any future taxable year.
Additionally, because we are treated as the successor to HPX for U.S. federal income tax purposes, if HPX was a PFIC during the holding period of a U.S. Holder, any Class A Ordinary Shares received in exchange for HPX Class A Ordinary Shares in the Business Combination (or on the exercise of Warrants that were acquired in exchange for warrants of HPX pursuant to the Business Combination) may, in the absence of certain elections described below, be treated as stock of a PFIC, even if we are not a PFIC for our current taxable year or future taxable years. Because HPX was a blank check company with no active business, it is anticipated that HPX was a PFIC for the taxable years ended on December 31, 2020, December 31, 2021, and December 31, 2022. Absent certain elections described below, a determination that we are a PFIC (or, in the circumstances described above, that HPX was a PFIC) for any taxable year in which a U.S. Holder holds shares in such entity will generally continue to apply to such U.S. Holder for subsequent years in which the holder continues to hold shares in such entity (including a successor entity), whether or not such entity continues to be a PFIC.

Application of PFIC Rules
If we or HPX are determined to be a PFIC for any taxable year (or portion thereof) that is included in a U.S. Holder’s holding period in our Securities, then such holder will generally be subject to special rules (the “Default PFIC Regime”) unless, in the case of ordinary shares, the U.S. Holder made (i) a timely and effective QEF election in respect of our or, if a U.S. Holder received our Class A Ordinary Shares in exchange for HPX Class A Ordinary Shares pursuant to the Business Combination, HPX’s (as the case may be) first taxable year as a PFIC in which the U.S. Holder held ordinary shares (whether HPX Class A Ordinary Shares or our Class A Ordinary Shares, as applicable) (such taxable year as it relates to each U.S. Holder, the“First PFIC Holding Year”), (ii) a QEF election along with a purging election, or (iii) a “mark-to-market” election, each as described below under “QEF Election, Mark-to-Market Election and Purging Election.” The Default PFIC Regime applies with respect to:
•any gain recognized by the U.S. Holder on the sale or other disposition of our Securities; and
•any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).
Under the Default PFIC Regime:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Securities;
•the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the First PFIC Holding Year, will be taxed as ordinary income;
•the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.
ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF SECURITIES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
QEF Election, Mark-to-Market Election and Purging Election
In general, a U.S. Holder may avoid the Default PFIC Regime with respect to its Class A Ordinary Shares (but not Warrants) by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) with respect to such holder’s First PFIC Holding Year. A U.S. Holder that makes a QEF Election will include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder generally can make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF Election rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF Election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we or HPX were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. If a U.S. Holder that exercises such warrants properly makes a QEF Election with respect to the newly acquired Class A Ordinary Shares, the QEF Election will apply to the newly acquired Class A Ordinary Shares (it is not clear how a previously made QEF Election that is in effect with respect to us would apply to Class A Ordinary Shares subsequently acquired on the exercise of such warrants). Notwithstanding the foregoing, the adverse tax consequences relating to PFIC shares, adjusted to take into account current income inclusions resulting from the QEF Election, will generally continue to apply with respect to such newly acquired Class A Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes all or a portion of the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election (discussed below).
The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF Election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances.
In order to comply with the requirements of a QEF Election with respect to Class A Ordinary Shares, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine that we are a PFIC for the Current Taxable Year, we will endeavor to use commercially reasonable efforts to make available to U.S. Holders a PFIC Annual Information Statement with respect to the Current Taxable Year. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or that we will make available a PFIC Annual Information Statement. U.S. Holders should consult their tax advisors with respect to any QEF Election previously made with respect to HPX Class A Ordinary Shares.
If a U.S. Holder has made a QEF Election with respect to Class A Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because the QEF Election was made in the U.S. Holder’s First PFIC Holding Year or a purging election (discussed below) was made), any gain recognized on the sale of Class A Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF Election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF Election has been made will be increased by amounts that are included in taxable income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.
As noted above, a determination that we or HPX are a PFIC for a taxable year in which a U.S. Holder holds shares in such entity will generally continue to apply to such U.S. Holder for subsequent years in which the holder continues to hold shares in such entity (including a successor entity), whether or not such entity continues to be a PFIC. A U.S. Holder who makes the QEF Election for such holder’s First PFIC Holding Year, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the qualified electing fund inclusion regime with respect to such shares for any of our taxable year that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. However, if the QEF Election is not effective for each of our taxable years in which we are a PFIC (and, if applicable, was not effective for each of HPX’s taxable years in which HPX was a PFIC) and the U.S. Holder holds (or is deemed to hold) our Class A Ordinary Shares, the Default PFIC Regime discussed above will continue to apply to such shares unless the holder makes a purging election (discussed below), and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF Election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If a U.S. Holder makes (or has made) a valid mark-to-market election with respect to our Class A Ordinary Shares (or, if applicable, HPX Class A Ordinary Shares) for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect to its Class A Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that we are treated as a PFIC the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A Ordinary Shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of such shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark- to-market election for a taxable year after such holder’s First PFIC Holding Year.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of our Class A Ordinary Shares under their particular circumstances.
Our Class A Ordinary Shares treated as stock of a PFIC under the Default PFIC Regime will continue to be treated as stock of a PFIC, including in taxable years in which we cease to be a PFIC, unless the applicable U.S. Holder makes a “purging election” with respect to such shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which we or HPX, as applicable, are treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s Class A Ordinary Shares. U.S. Holders should consult their tax advisors regarding the application of the purging elections rules to their particular circumstances (including U.S. Holders who received our Class A Ordinary Shares in exchange for HPX Class A Ordinary Shares pursuant to the Business Combination).
If we are a PFIC and, at any time, have an equity interest in any foreign entity that is classified as a PFIC, U.S. Holders would generally be deemed to own a proportionate amount (by value) of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or disposes of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions. A mark-to-market election generally would not technically be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Securities should consult their own tax advisors concerning the application of the PFIC rules to our Securities under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of Securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Securities. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our Securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
The Cayman Islands laws currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of Class A ordinary shares. There are currently no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except: (i) in respect to any transfer instrument or document to which the immediately preceding sentence applies; and (ii) in respect of shares through which an interest in land in the Cayman Islands is held. There are no exchange control regulations or currency restrictions imposed on us under Cayman Islands law.
As a Cayman Islands exempted company with limited liability, we applied for and successfully received an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands. This undertaking provides that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to us or our operations.
Payments of dividends and capital in respect of our Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding tax will be required on the payment of a dividend or capital under Cayman Islands law to any holder of our Class A ordinary shares, nor will gains derived from the disposal of our Class A ordinary shares be subject to Cayman Islands income or corporation tax.
There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 16,044,207 Class A Ordinary Shares issuable upon the exercise of the Warrants. Pursuant to the terms of the Warrants, Class A Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise the Warrant, we will, within the time allotted by the Warrant Agreement, issue instructions to Continental Stock Transfer & Trust Company, our transfer agent, to issue Class A Ordinary Shares to the holder. If, at the time the Warrants are exercised, this registration statement is effective and the prospectus included herein is current, the Class A Ordinary Shares issued upon the exercise of the Warrants will be issued free of a restrictive legend. We will not receive any proceeds from the issuance of Class A Ordinary Shares underlying the Warrants, except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $186.1 million. However, whether warrantholders will exercise their Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Class A Ordinary Shares, the last reported sales price for which was $5.00 per share on January 31, 2025. Subject to the terms and conditions of the Warrant Agreement, each Warrant is exercisable for one Class A Ordinary Share at an exercise price of $11.50. Therefore, if and when the trading price of the Class A Ordinary Shares is less than $11.50, we expect that warrantholders would not exercise their Warrants. The Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Warrants may not be exercised prior to their maturity on March 3, 2028, even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”
We are also registering for resale, from time to time, by the Selling Securityholders (i) up to 18,599,424 Class A Ordinary Shares, and (ii) up to 3,394,207 Warrants. The aggregate proceeds to the Selling Securityholders from the sale of such securities will be the purchase price of the securities less discounts and commissions, if any. We will not receive any proceeds from the sale by the Selling Securityholders of the securities being registered hereunder. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of such securities, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA (as defined herein)), NYSE American listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Securityholders in disposing of the securities.
The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.
Notwithstanding the foregoing, Selling Securityholders subject to our insider trading policy, and any members of their immediate families, are subject to our regular pre-clearance procedures for trading of our securities. In addition, pursuant to the Investor Rights Agreement, the Sponsor, the Insiders and Rafael Salvador Grisolia agreed to certain transfer restrictions, in the case of the Insiders and Mr. Grisolia, for a period of one year following the Closing Date, and, in the case of the Sponsor, for a period of three years following the Closing Date, on their respective Class A Ordinary Shares and the Warrants beneficially owned or otherwise held by the locked-up shareholder, including any Class A Ordinary Shares acquired as the result of the vesting of Restricted Stock Units, subject to certain exceptions of permitted transfers. See “Securities Eligible for Future Sale — Lock-Ups.”

Selling Securityholders may also be subject to the restrictions on transfer of shares of Rule 144 of the Securities Act if such Selling Securityholder is deemed our “affiliate” of the Company. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, us and may include our executive officers, directors and significant shareholders.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Securityholders may use any one or more of the following methods when disposing of their securities:
•directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of their securities;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•through block trades in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through an exchange distribution in accordance with the rules of the applicable exchange;
•through short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other derivative securities, whether the options or such other derivative securities are listed on an options exchange or otherwise;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
These sales may be effected in one or more transactions on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including NYSE American, in the over-the- counter market, in transactions otherwise than on such exchanges or services or in the over-the-counter market any other method permitted by applicable law, or through any combination of the foregoing.
The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sales of our securities covered by this prospectus, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:
•engage in short sales of the securities in the course of hedging their positions;
•sell the securities short and deliver the securities to close out short positions;
•loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities;
•enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell; or
•enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
The Selling Securityholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any discounts, commissions, concessions or profit they earn on any resale of the securities will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.
In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
To the extent required, our securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.
The Selling Securityholders and any other persons participating in the sale of the securities covered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.

SECURITIES ELIGIBLE FOR FUTURE SALE
As of the date of this prospectus, we had 16,195,105 Class A Ordinary Shares and 16,179,990 Warrants issued and outstanding. All of the Class A Ordinary Shares and Warrants are freely transferable by persons other than by our “affiliates” or HPX’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Class A Ordinary Shares and Warrants in the public market could adversely affect prevailing market prices of the Class A Ordinary Shares and Warrants. We have been approved for listing of the Class A Ordinary Shares and Warrants on the NYSE American.
Lock-Up Agreements
Concurrently with the execution and delivery of the Business Combination Agreement, we, the Sponsor, and Ambipar, among others, entered into the Investor Rights Agreement pursuant to which they agreed, among other things, to certain transfer restrictions on their respective equity interests in us, in the case of Ambipar and the Sponsor, for a period of three years following the Closing Date, subject to the following exceptions of permitted transfers: (i) in the case of a transfer to a permitted transferee, if such shareholder provides written notice to us or (ii) (A) if such shareholder is an individual, by virtue of laws of descent and distribution upon the death of the individual, (B) if such shareholder is an individual, pursuant to a qualified domestic relations order, (C) pursuant to any liquidation, merger, share exchange or similar transaction (other than the Mergers) which results in all of our shareholders having the right to exchange their Ordinary Shares or other equity securities for cash, securities or other property; provided that in connection with any transfer of such securities pursuant to clause (ii) above, (x) such shareholder shall, and shall cause any such transferee of his, her or its Lock-Up Securities (as defined below), to enter into a written agreement, in form and substance reasonably satisfactory to us, agreeing to be bound by the lock-up agreement prior to and as a condition to the occurrence of such transfer, and (y) that such transferee shall have no rights under the Investor Rights Agreement, unless they are a permitted transferee according to the terms of the Investor Rights Agreement, in which case, as a condition to such transfer, the transferee shall be required to become a party to the Investor Rights Agreement.
The “Lock-Up Securities” are the Ordinary Shares and the Warrants beneficially owned or otherwise held by the locked-up shareholder, including any Class A Ordinary Shares acquired as the result of the vesting of Restricted Stock Units.
Registration Rights
Pursuant to the Investor Rights Agreement, the Sponsor and certain holders of registrable securities will be able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to certain limitations so long as such demand includes a number of registrable securities with a total offering price in excess of $75,000,000, net of all underwriting discounts and commissions. Any such demand may be in the form of an underwritten offering, it being understood that, subject to certain exceptions, we shall not be required to conduct more than an aggregate total of eight underwritten offerings or an aggregate of four underwritten offerings in any 12-month period. In addition, certain holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the Closing.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who is our affiliate other than by virtue of his or her status as our officer or director.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Ordinary Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•one percent (1%) of the total number of Ordinary Shares then issued and outstanding; or
•the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and
•at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, reflecting its status as an entity that is not a shell company.
Rule 701
In general, under Rule 701 of the Securities Act, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THE OFFERING
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the securities being registered by this registration statement. With the exception of the registration fee payable to the SEC, all amounts are estimates

Amount
SEC Registration Fee	$45,350.71
FINRA filing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

ENFORCEMENT OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
We are an exempted company incorporated under the laws of the Cayman Islands. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.
Our registered office address is CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, and our principal executive office is Avenida Angélica, 2346, 5th Floor, São Paulo, São Paulo, Brazil, 01228-200.
We have irrevocably appointed Capitol Services c/o Capitol Services, Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 1218 Central Ave Ste 100, Albany, New York, 12205.

LEGAL MATTERS
The validity of the issuance of our Securities and certain other Cayman Islands legal matters has been passed on to us by Carey Olsen Cayman Limited, our Cayman Islands counsel. Certain legal matters relating to U.S.law have been passed on to us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Ambipar Emergency Response as of December 31, 2023 and 2022 and each of the three years in the period ended December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO RCS Auditores Independentes SS Ltda., an independent registered public accounting firm, given upon the authority of the said firm as experts in auditing and accounting.
BDO RCS Auditores Independentes SS Ltda. is a member of the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), or Ibracon, and the Brazilian Federal Accounting Council (Conselho Federal de Contabilidade), or the CFC.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to Ordinary Shares offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.
We also maintain an Internet website at https://ir.response.ambipar.com. Through the “Investor Relations” portal available through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II
Information Not Required in Prospectus
Item 8. Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud, or the consequences of committing a crime. Our Articles provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default, or willful neglect.
We have entered into, agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Articles, and hold each such officer or director harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which they have been made a party or in which they became involved by reason of the fact that they are or were our officer or director.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9. Exhibits.
(a)See Index to Exhibits beginning on page II-4 of this registration statement.
Item 10. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)that for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)that, for the purpose of determining liability under the Securities Act to any purchaser,
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)that, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
The following exhibits are included or incorporated by reference in this registration statement on Form F-3.

Exhibit No.	Description
2.1
Business Combination Agreement, dated as of July 5, 2022, by and among HPX, the Company, Merger Sub, Emergencia and Ambipar (incorporated by reference to Annex A to the proxy statement/ prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

2.2
First Plan of Merger, by and between HPX and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.2 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

2.3
Second Plan of Merger, by and between Merger Sub and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.3 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

3.1
Amended and Restated Memorandum and Articles of Association of the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

4.1
Warrant Agreement, dated as of July 15, 2020, by and between HPX and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to HPX’s Current Report on Form 8-K (File No. 001-39382) filed on July 21, 2020).

4.2*	Specimen Warrant Certificate of the Company.
5.1*	Opinion of Carey Olsen Cayman Limited, Cayman Islands counsel to the Company, as to the validity of the securities being registered
5.2*	Opinion of Simpson Thacher & Bartlett LLP. regarding the validity of the Warrants being registered under New York Law.
10.1
Sponsor Letter Agreement, dated as of July 5, 2022, by and among HPX, its directors, Sponsor, the Company and Emergencia (incorporated by reference to Annex E to the proxy statement/ prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.2
Voting and Support Agreement, dated as of July 5, 2022, by and between HPX and Ambipar (incorporated by reference to Annex F to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.3
Ambipar Subscription Agreement, dated as of July 5, 2022, by and between HPX, the Company and Ambipar (incorporated by reference to Annex G to the proxy statement/ prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.4
Opportunity Subscription Agreement, dated as of July 5, 2022, by and between HPX, the Company and Opportunity (incorporated by reference to Annex H to the proxy statement/ prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.5
Form of Subscription Agreement, by and between HPX and the undersigned subscriber party thereto (incorporated by reference to Annex I to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.6
Cygnus Subscription Agreement, dated as of December 8, 2022, by and among HPX, the Company and Cygnus Fund Icon (incorporated by reference to Annex T to the proxy statement/ prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.7
Intercompany Loan Agreement, dated as of July 5, 2022, by and between Ambipar and Emergencia (incorporated by reference to Exhibit 10.5 to the proxy statement/prospectus to the Registration Statement on Form F-4 (File. No. 333-268795), filed with the SEC on January 30, 2023).

10.8
Investor Rights Agreement, dated as of July 5, 2022, by and among the Company, the Sponsor, Ambipar, Opportunity and certain other shareholders of HPX (incorporated by reference to Annex M to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.9
Cost Sharing Agreement, dated as of March 3, 2023, by and among Ambipar, Emergencia and certain of its subsidiaries (incorporated by reference to Exhibit 4.12 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.10
Main Downside Protection Agreement, dated as of July 6, 2022, as amended and restated as of November 24, 2022, by and among the Company, Ambipar, the Sponsor, the PIPE Investors (other than the Constellation Funds), Genome, Gannett Peek and Cygnus (incorporated by reference to Annex O to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.11
XP Downside Protection Agreement, dated as of July 5, 2022, as amended and restated as of November 24, 2022, by and among the Company, Ambipar, the Sponsor and the XP Non- Redeeming Shareholder (incorporated by reference to Annex P to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.12
Constellation Downside Protection Agreement, dated as of November 24, 2022, by and among the Company, Ambipar, the Sponsor and the Constellation Funds (incorporated by reference to Annex Q to the proxy statement/prospectus to the Registration Statement of Form F-4 (File No. 333-268795), filed with the SEC on January 30, 2023).

10.13
Ambipar Emergency Response 2023 Omnibus Incentive Plan, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.16 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.14
Trademark Licensing Agreement, dated as of March 3, 2023, by and between Emergencia and Ambipar (incorporated by reference to Exhibit 4.17 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.15
Indemnification Agreement by and between Tércio Borlenghi Junior and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.19 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.16
Indemnification Agreement by and between Alessandra Bessa Alves de Melo and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.21 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

Exhibit No.	Description
10.17
Indemnification Agreement by and between Thiago da Costa Silva and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.22 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.18
Indemnification Agreement by and between Mariana Loyola Ferreira Sgarbi and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.23 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.19
Indemnification Agreement by and between Carlos Augusto Leone Piani and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.24 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.20
Indemnification Agreement by and between Victor Almeida and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.25 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.21
Indemnification Agreement by and between Rafael Espírito Santo and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.27 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

10.22
Indemnification Agreement by and between Guilherme Patini Borlenghi and the Company, dated as of March 3, 2023 (incorporated by reference to Exhibit 4.28 to the Shell Company Report on Form 20-F (File No. 001-41638) filed with the SEC on March 7, 2023).

21.1†	List of Subsidiaries of the Company.
23.1†	Consent of BDO RCS Auditores Independentes SS Ltda., independent registered public accounting firm for Emergencia.
23.4*	Consent of Carey Olsen Cayman Limited (included as part of Exhibit 5.1).
23.5*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.2).
24.1*	Power of Attorney (included on signature page to the registration statement initially filed with the SEC on March 13, 2023).
107.1*	Calculation of Filing Fee Tables.
__________________
†Filed herewith.
*Previously filed.
#    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sao Paulo, on February 3, 2025.

AMBIPAR EMERGENCY RESPONSE

By:	/s/ Rafael Espírito Santo
Name: Rafael Espírito Santo
Title: Chief Executive Officer and Chief Financial Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on February 3, 2025.

Signature	Title

*	Chairman and Director
Tércio Borlenghi Junior

/s/ Rafael Espírito Santo	Chief Executive Officer and Chief Financial Officer
Rafael Espírito Santo

*	Director
Guilherme Patini Borlenghi

*	Director
Alessandra Bessa Alves de Melo

/s/ Thiago da Costa Silva	Director
Thiago da Costa Silva

*	Director
Victor Almeida

By:	/s/ Thiago da Costa Silva
Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ambipar Emergency Response, has signed this registration statement in the on February 3, 2025.

Authorized U.S. Representative

AMBIPAR HOLDING USA, INC.

By:	/s/ Guilherme Patini Borlenghi
Name: Guilherme Patini Borlenghi
Title: Director